UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

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CECO ENVIRONMENTAL CORP.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

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CECO ENVIRONMENTAL CORP.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 21, 2009

To the Stockholders of CECO Environmental Corp.

Notice is hereby given that the annual meeting of the stockholders of CECO Environmental Corp. (“CECO” or the “Company”) will be held at the Sheraton Cincinnati Airport Hotel, 2826 Terminal Drive, Hebron, Kentucky 41048 on May 21, 2009 at 10:30 A.M., eastern time, for the following purposes:

1. to elect 7 directors;

2. to approve our Employee Stock Purchase Plan;

3. to approve an amendment to our 2007 Equity Incentive Plan;

4. to ratify the appointment of BDO Seidman, LLP as the independent registered public accounting firm of CECO Environmental Corp. for fiscal year 2009; and

5. to transact such other business as may properly come before the meeting or any adjournments thereof.

Stockholders of record at the close of business on April 7, 2009, are entitled to notice of and to vote at the annual meeting.

Your attention is directed to the accompanying Proxy Statement and proxy.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE.

By Order of the Board of Directors

/s/ Phillip DeZwirek
Phillip DeZwirek
Chairman of the Board of Directors and Chief Executive Officer

April 15, 2009

April 15, 2009

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 21, 2009

The enclosed proxy is solicited by the Board of Directors of CECO Environmental Corp., a Delaware corporation (“CECO” or the “Company”), to be voted at the annual meeting of stockholders to be held at 10:30 a.m. at the Sheraton Cincinnati Airport Hotel, 2826 Terminal Drive, Hebron, Kentucky 41048, on May 21, 2009, or any postponement or adjournment thereof (“Annual Meeting”). The mailing address of the principal office of CECO is 3120 Forrer Street, Cincinnati, Ohio 45209. These proxy solicitation materials and CECO’s Annual Report for the year ended December 31, 2008, including financial statements, were first mailed to stockholders entitled to notice of and to vote at the Annual Meeting on or about April 15, 2009.

Important Notice Regarding the Availability of Proxy Materials for the Stockholders Meeting to Be Held on May 21, 2009 — our Annual Report to Stockholders and this Proxy Statement are available at www.cecoenviro.com/CECO/InvestorInformation.html.

Who Can Vote

Only stockholders of record at the close of business on April 7, 2009 are entitled to notice of and to vote at the Annual Meeting. As of April 1, 2009, we had 14,282,331 outstanding shares of CECO common stock. Each share of our common stock outstanding on the record date will be entitled to cast one vote.

Revocability of Proxies

A stockholder returning a proxy may revoke it at any time prior to exercise of the proxy at the Annual Meeting by executing and delivering a later-dated proxy which is voted at the Annual Meeting, by voting in person at the Annual Meeting or by delivering written notice to the Secretary of CECO at any time before the proxy is exercised. A proxy returned by a stockholder which is not subsequently revoked will be voted in accordance with the instructions indicated thereon. If you hold shares through a bank or brokerage firm, you must contact the firm to revoke any prior voting instructions.

Quorum Required

In order for business to be conducted, a quorum must be represented at the Annual Meeting. The majority of the shares of common stock outstanding on the record date must be present in person or by proxy to have a quorum. Shares represented by a proxy in which authority to vote for any matter considered is “withheld,” a proxy marked “abstain” or a proxy as to which there is a “broker non-vote” will be considered present at the meeting for purposes of determining a quorum.

Required Vote to Elect Directors

Directors will be elected by a plurality of the votes cast at the Annual Meeting, meaning the 7 nominees receiving the most votes will be elected. Only votes cast for a nominee will be counted. Unless indicated otherwise by your proxy, the shares will be voted for the 7 nominees named in this proxy statement. Instructions on the accompanying proxy to withhold authority to vote for one or more of the nominees will result in those nominees receiving fewer votes but will not count as a vote against the nominees.

Required Votes to Pass Other Proposals

In order to approve the Employee Stock Purchase Plan, to approve the First Amendment to the 2007 Equity Incentive Plan and to ratify the selection of BDO Seidman, LLP as the independent registered public accounting firm of CECO, an affirmative vote of a majority of the shares present in person or by proxy and entitled to vote at the Annual Meeting is required. For these proposals, abstentions are treated as shares present or represented and voting, so abstaining has the same effect as a negative vote. Broker non-votes on a proposal (shares held by brokers that do not have discretionary authority to vote on the matter and have not received voting instructions from their clients) are not counted or deemed to be present or represented for the purpose of determining whether stockholders have approved that proposal.

Other Information

Banks and brokers that have not received voting instructions from their clients cannot vote on their clients’ behalf on the proposals to approve the Employee Stock Purchase Plan or the First Amendment to the 2007 Equity Incentive Plan, but may vote their clients’ shares on the election of directors and the ratification of BDO Seidman, LLP as our independent registered public accounting firm. If no instructions are indicated on a duly executed and returned proxy, the shares represented by the proxy will be voted FOR the ratification of the 7 nominees for director proposed by the Board of Directors and set forth herein, FOR the approval of the Employee Stock Purchase Plan, FOR the approval of the First Amendment to the 2007 Equity Incentive Plan, and FOR the ratification of the appointment of BDO Seidman, LLP as the independent registered public accounting firm of CECO for fiscal year 2009, and in accordance with the judgment of the persons named in the proxy as to such other matters as may properly come before the Annual Meeting.

PROPOSAL 1

ELECTION OF DIRECTORS

Directors and Nominees

The names of, and certain information with respect to, the nominees of the Board of Directors for election as directors, to serve until the 2010 annual meeting of stockholders and until their successors are elected and qualify, are set forth below. All nominees are currently CECO directors. If, for any reason, any nominee should become unable or unwilling to serve as a director, the persons named in the enclosed proxy may exercise their discretion to vote for any substitute proposed by the Board of Directors.

Each of our directors other than Mr. Blum, Mr. Jason DeZwirek, and Mr. Phillip DeZwirek qualify as “independent” in accordance with the published listing requirements of NASDAQ. The NASDAQ independence definition includes a series of objective tests, such as that the director is not an employee of the company and has not engaged in various types of business dealings with the company. In addition, the Board of Directors has made a subjective determination as to each independent director that no relationships exist which, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

The following table shows information as of April 1, 2009 with respect to each person who is a director.

Name	Age	Position
Phillip DeZwirek	71	Chief Executive Officer, Chairman of the Board and Director
Richard J. Blum	62	President and Director
Jason DeZwirek	38	Secretary and Director
Arthur Cape[1]	72	Director
Thomas J. Flaherty[2]	71	Director
Ronald Krieg[1]	66	Director
Donald Wright[1,2]	71	Director

[1]	Member of the Audit Committee
[2]	Member of the Compensation Committee

Phillip DeZwirek became a director, the Chairman of the Board and the Chief Executive Officer of the Company in August 1979. Mr. DeZwirek also serves as a member of the boards of directors of the Company’s subsidiaries. In addition to serving as our Chief Executive Officer, Chairman and Treasurer, Mr. DeZwirek’s principal occupations during the past five years have been serving as President of Icarus Investment Corp., an Ontario corporation formerly known as Can-Med Technology, Inc. d/b/a Green Diamond Oil Corp. (“Icarus Ontario”) (since 1990) and a director and the Chairman, Chief Executive Officer and Treasurer of API Electronics Group, Corp. (since May 2002) and a director and the Chairman of its parent, API Nanotronics Corp. (since November 2006), a publicly traded company (OTCBB:APIA) engaged in the manufacture of electronic components and systems for the defense and communications industries. Mr. DeZwirek is also involved in private investment activities. Mr. DeZwirek is the father of Mr. Jason DeZwirek.

Richard J. Blum became the President and a director of the Company on July 1, 2000 and the Chief Executive Officer and President of CECO Group, Inc. on December 10, 1999. Mr. Blum has been a director of The Kirk & Blum Manufacturing Company (“Kirk & Blum”) since February 28, 1975. Mr. Blum also serves as Chief Executive Officer of the Company’s subsidiaries Effox, Inc. and GMD Environmental Technologies, Inc., and serves on the boards of directors of the Company’s subsidiaries. Mr. Blum is also a director of The Factory Power Company, a company of which CECO owns a minority interest and that provided steam energy to various companies, including CECO. Mr. Richard Blum is the brother of Mr. David Blum, our Senior Vice President.

Jason DeZwirek, the son of Phillip DeZwirek, became a director of the Company in February 1994. He became Secretary of the Company on February 20, 1998. He also serves as a member of the boards of directors of the Company’s subsidiaries. Mr. DeZwirek’s principal occupation since October 1999 has been as an officer and director of Kaboose Inc., an online media company servicing the children and family markets that trades on the Toronto Stock Exchange (TSX:KAB). Mr. DeZwirek currently serves as Chairman and Chief Executive Officer of Kaboose Inc. Mr. DeZwirek also is a director and the Secretary of API Nanotronics Corp. (OTCBB:APIA).

Arthur Cape has served as a director since May 25, 2005. He has also served on the Audit Committee since such date. Mr. Cape has served the manufacturing industry for over 30 years. Since 1991 he has served as Director of International Sales for Shymac Innovative Marketing, located in Montreal, Canada, and Director of Sales for AJB Continental, located in San Antonio Texas. Shymac Innovative Marketing is a distributor of automotive after-market products and AJB Continental is a distributor of professional hair styling tools. Since June 20, 2007, Mr. Cape has served as a director and a member of the Audit Committee of API Nanotronics Corp. (OTCBB:APIA). Mr. Cape also acts as a consultant for several factories in China in the manufacturing and injection molding of plastic articles. He has been active in youth awareness programs and has served on various youth committees in Canada.

Thomas J. Flaherty became a director of the Company on May 10, 2004. He has served on our Compensation Committee since December 1, 2005. Mr. Flaherty retired as COO and Board member of Fairchild Corp. in 1999. He spent forty years in various major industrial and aerospace corporations with worldwide responsibilities. His primary expertise is in operations, and in addition to serving as COO of Fairchild, has served as President and COO of IMO Industries, CEO, President and Board member of Transnational Industries, Senior Vice President of Pratt & Whitney, and Executive Vice President of Hamilton Standard, both divisions of United Technologies. He has served on boards both in the United States and internationally and is currently sitting on four boards of not-for-profit companies.

Ronald E. Krieg has served as a director of CECO since April 20, 2005. Mr. Krieg has served on the Audit Committee since such time and, as of July 11, 2005, has served as Chairman of the Audit Committee. Mr. Krieg is a Certified Public Accountant. Mr. Krieg is affiliated with and had been an audit partner of Jackson, Rolfes, Spurgeon & Co. from August 1, 2004 through December 31, 2008. From 1965 through July 31, 2004, he was with Grant Thornton LLP, other than for two years when he served in the United States Marine Corps. He became a partner of Grant Thornton LLP in 1978. Mr. Krieg has spent nearly 40 years in the practice of public accounting with a national firm, with considerable experience in the areas of Sarbanes-Oxley and internal auditing. He is a past president of the Cincinnati Chapter of the Institute of Internal Auditors and has served on its Board of Governors for over 30 years. He also has served as a director of Pomeroy IT Solutions, Inc. a public company that trades on The NASDAQ Global Market under the symbol PMRY since December 9, 2005, and serves on its Audit Committee.

Donald A. Wright became a director of CECO on February 20, 1998. Mr. Wright has also been a member of the Audit Committee since February 20, 1998 and the Compensation Committee since its formation on December 1, 2005. Mr. Wright has been a principal of and real estate broker with The Phillips Group in San Diego, California, a company which is a real estate developer and apartment building syndicator, since 1992. From November 1996 through January of 2005, Mr. Wright served as a real estate broker with Prudential Dunn Realtors in Pacific Beach, California. Since January 2005, he has been an associate real estate broker with One Source Realty GMAC in San Diego California, which was purchased by Coldwell Banker Residential Brokerage in July 2007. On February 15, 2006, Mr. Wright became a director of Rubincon Ventures Inc., now known as API Nanotronics Corp. (OTCBB:APIA), and serves on its Audit Committee and Compensation Committee.

In order to be elected, a nominee must receive a plurality of the votes cast at the meeting in person or by proxy. The Board of Directors recommends a vote “FOR” approval of the election of the nominees named herein as directors.

Board of Directors and Its Committees

During the fiscal year ended December 31, 2008, the Board of Directors held four meetings. Six directors attended the 2008 annual meeting. All directors attended at least 75% of the meetings of the Board of Directors and the Committees on which they served during the fiscal year ended 2008. During such period, action also has been taken by unanimous written consent of the Board of Directors. The independent directors held two meetings in 2008 and, in accordance with NASDAQ rules, the independent directors will continue to have separate scheduled meetings without the non-independent directors present.

Audit Committee

The Company has a separately designated Audit Committee, as defined in §3(a)(58)(A) of the Securities Exchange Act of 1934 (the “Exchange Act”). The members of the Audit Committee are Directors Krieg, Cape and Wright. Director Krieg serves as Chairman of the Audit Committee. The Board of Directors has determined that Director Krieg qualifies as an audit committee financial expert as described by Item 407(d)(5) of Regulation

S-K of the Exchange Act and that each of the Audit Committee members is independent under the applicable NASDAQ listing standards. The Audit Committee held six meetings in 2008. During 2008 action also has been taken by written consent of the Audit Committee. See the Audit Committee Report below.

Compensation Committee

Our Compensation Committee is comprised of Directors Flaherty and Wright. The Compensation Committee operates under a written charter, which can be found attached as Exhibit A to our Proxy Statement for our 2007 annual meeting. The Compensation Committee held four meetings in 2008 and has also taken action by unanimous written consent during such period. The primary purpose of the Compensation Committee is to review and approve corporate goals and objectives relevant to the compensation of our Chief Executive Officer and to approve or make recommendations to the Board with respect to the compensation of our other executive officers. The Compensation Committee also administers the Company’s 2007 Equity Incentive Plan. The Compensation Committee’s processes and procedures for the consideration and determination of executive and director compensation are discussed in the section entitled “Executive Compensation” below. See the Compensation Committee Report and the Compensation Discussion and Analysis in the section entitled “Executive Compensation” below.

Nomination Process

The Company does not have a standing nominating committee. The Board of Directors does not believe that it is necessary to form a standing nominating committee given that we require director nominees to be selected, or be recommended for the Board of Directors’ selection, by a majority of the independent members of the Board of Directors.

In lieu of a nominating committee charter, the Board of Directors adopted a Director Nomination Policy on September 28, 2004. A copy of the Director Nomination Policy can be found attached as Exhibit A to our Proxy Statement for our 2008 annual meeting.

We also have adopted a policy with respect to director candidates recommended by stockholders. The independent directors will consider director candidates recommended by stockholders for inclusion on the slate of directors recommended to the Board of Directors. Any stockholder may submit one candidate for consideration at each stockholder meeting at which directors are to be elected. Stockholders wishing to recommend a candidate must submit the recommendation no later than one hundred and twenty (120) days before the date our proxy statement is released to stockholders in connection with the previous year’s annual meeting of stockholders, provided, that if we did not hold any annual meeting in the previous year, or if the date of the next annual meeting has been changed by more than thirty (30) days from the date of the previous year’s meeting, then the deadline will be a date that is a reasonable time before we begin to print and mail our proxy materials, but in no event less than ninety (90) days prior to such mailing. Recommendations must be sent to the following address: CECO Environmental Corp., 3120 Forrer Street, Cincinnati, OH 45209, Attention: Secretary.

At the time the stockholder submits the recommendation for a director candidate, the stockholder must provide the following:

•	All information about the candidate that we would be required to disclose in a proxy statement in accordance with the rules of the Securities Exchange Act of 1934 (the “Exchange Act”).

•	Certification from the candidate that he or she meets the requirements to be (a) independent under the NASDAQ standards and (b) a non-management director under the Exchange Act.

•	Consent of the candidate to serve on the Board of Directors, if nominated and elected.

•	Agreement of the candidate to complete, upon request, questionnaire(s) customary for our directors.

The independent directors will evaluate candidates recommended by stockholders on the same basis as candidates recommended by other sources, including evaluating the candidate against the standards and qualifications set out in our Director Nomination Policy as well as any other criteria approved by the Board of Directors from time to time. The independent directors will determine whether to interview any candidate.

When evaluating a person for nomination for election to the Board of Directors, the qualifications and skills considered by the Board of Directors, including the independent Board members, include:

•

Whether or not the person will qualify as a director who is “independent” under applicable laws and regulations, and whether the person is qualified under applicable laws and regulations to serve as a director of CECO.

•	Whether or not the person is willing to serve as a director, and willing to commit the time necessary for the performance of the duties of a director.

•

The contribution that the person can make to the Board of Directors, with consideration being given to the person’s business experience, education and such other factors as the Board of Directors may consider relevant.

•	The character and integrity of the person.

Shareholder Communications with Directors

The Board of Directors has adopted a process by which stockholders may communicate with the Board of Directors for matters other than director nominations. Stockholders who would like to communicate with the Board of Directors, or a committee of the Board of Directors, should send the communication to: Chairman of the Board, CECO Environmental Corp., 2300 Yonge Street, P.O. Box 2408, Suite 1710, Toronto, Ontario M4P 1E4.

Mr. Phillip DeZwirek will forward such communications to the Board of Directors at or prior to the next meeting of the Board of Directors. Stockholders wishing to communicate only with the independent directors can address their communications to “Independent Directors, c/o Chairman of the Board” at the same address above. These communications will be forwarded to the independent directors at or prior to the next meeting of the independent directors.

The Board of Directors or the independent directors will determine, in their respective sole discretion, the method by which any such communications will be reviewed and considered.

Report of the CECO Board of Directors Audit Committee

The primary purpose of the Audit Committee is to assist the Board of Directors in its general oversight of CECO’s financial reporting process and approval of the services provided CECO by its auditors. The Audit Committee also evaluates transactions where the potential for a conflict of interest exists. The Audit Committee’s purposes are more fully described in its Charter, which the Board adopted in its current form on June 1, 2007, a copy of which can be found attached as Exhibit B to our Proxy Statement for our 2008 annual meeting.

The Audit Committee has reviewed and discussed the audited financial statements of CECO for the fiscal year ended December 31, 2008, with CECO’s management and has discussed with BDO Seidman, LLP, CECO’s independent registered public accounting firm (the “Auditors”) the matters required to be discussed by the Statement on Auditing Standards No. 114. In addition, the Auditors have provided the Audit Committee with the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board, regarding the Auditors’ communications with the Audit Committee concerning independence, and the Audit Committee has discussed the Auditors’ independence with the Auditors.

Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in CECO’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, for filing with the Securities and Exchange Commission.

Audit Committee

Ronald E. Krieg, Chairman

Arthur Cape

Donald A. Wright

Security Ownership of Certain Beneficial Owners

The following table sets forth the name and address of each beneficial owner known by CECO to be beneficial owner of more than five percent (5%) of CECO’s common stock as of April 1, 2009.

Name and Address of Beneficial Owner	Amount and Nature of Common Stock Beneficially Owned	Percent of Total Shares of Common Stock Outstanding[1]
Phillip DeZwirek[2,3] Chief Executive Officer and Chairman of the Board 2300 Yonge Street, Suite 1710 Toronto, Ontario M4P IE4	3,129,595	21.2%

Jason DeZwirek[3,4] Secretary 2200 Yonge Street, Suite 1400 Toronto, Ontario M4S 2C6	2,942,339	19.9%

Icarus Investment Corp., a Delaware corporation[3] 2300 Yonge Street, Suite 1710 Toronto, Ontario M4P IE4	1,942,339	13.1%

Harvey Sandler Revocable Trust[5] 21170 NE 22nd Court North Miami Beach FL 33180	1,791,903	12.5%

State Teachers Retirement Board of Ohio[6] 275 East Broad Street Columbus, OH 43215	757,070	5.3%

[1]

Based upon 14,282,331 shares of our common stock outstanding as of April 1, 2009. For each named person, this percentage includes common stock of which such person has the right to acquire beneficial ownership either currently or within 60 days of April 1, 2009, including, but not limited to, upon the exercise of an option or warrant; however, such common stock shall not be deemed outstanding for the purpose of computing the percentage owned by any other person.

[2]

Includes 66,666 shares of restricted stock that are subject to forfeiture and transfer restrictions until the vesting date of such shares, however, Mr. DeZwirek maintains sole voting power with respect to such unvested shares. Includes shares beneficially owned by Icarus Investment Corp., a Delaware corporation (“Icarus Delaware”) and Icarus Ontario. Please see footnote 3.

[3]

Includes 143,333 shares of our common stock owned by Icarus Ontario, 250,000 shares of common stock that may be purchased pursuant to warrants granted to Icarus Ontario on December 28, 2006, and 214,646 shares into which a debenture issued to Icarus Ontario on August 14, 2008 may be converted. The convertible debenture was issued in the amount of Canadian $5 million. The 214,646 number of derivative shares reflects an exchange rate of 0.80029. Icarus Delaware owns 50.1% of the outstanding shares of Icarus Ontario. Icarus Delaware is owned 50% by Phillip DeZwirek and 50% by Jason DeZwirek. Mr. Phillip DeZwirek and Mr. Jason DeZwirek are deemed to have shared voting and investment control over the shares beneficially owned by Icarus Delaware, including the shares of common stock beneficially owned by Icarus Ontario. Ownership of our shares of common stock owned by Icarus Delaware, including the shares of common stock beneficially owned by Icarus Ontario, is attributed to both Phillip DeZwirek and Jason DeZwirek.

[4]	Includes shares beneficially owned by Icarus Delaware and Icarus Ontario. Please see footnote 3.
[5]

This information was obtained from a Schedule 13G/A filed with the SEC on February 17, 2009. Harvey Sandler, as the sole trustee of the trust is deemed to have sole voting and dispositive control over these shares.

[6]	This information was obtained from a Schedule 13G/A filed with the SEC on January 9, 2009, in which it reported sole voting and dispositive power with respect to such shares.

Security Ownership of Management

The following table sets forth the beneficial ownership of CECO’s common stock as of April 1, 2009, for each director, each executive officer, and by all directors and executive officers of CECO as a group.

Name of Beneficial Owner	Number of Shares of Common stock Beneficially Owned	Percent of Total Common Shares Outstanding[1]
Phillip DeZwirek[2]	3,129,595	21.2%
Jason DeZwirek[3]	2,942,339	19.9%
Richard J. Blum[4]	287,741	2.0%
David D. Blum[5]	187,375	1.3%
Thomas J. Flaherty[6]	59,105	*
Donald A. Wright[7]	62,400	*
Dennis W. Blazer[8]	69,333	*
Ronald E. Krieg[9]	36,000	*
Arthur Cape[10]	22,000	*
Officers and Directors as a group (9 persons)	4,853,549	29.3%

*	Less than 1%
[1]	See Note 1 to the foregoing table.
[2]	See Notes 2 and 3 to the foregoing table.
[3]	See Notes 3 and 4 to the foregoing table.
[4]

Includes 224,000 shares of our common stock that Mr. Richard Blum has the right to purchase pursuant to a warrant granted to Mr. Richard Blum on December 7, 1999 and 25,000 shares of our common stock that may be purchased pursuant to options granted to Mr. Blum October 5, 2001. Also includes 2,500 shares of restricted stock that are subject to forfeiture and transfer restrictions until the vesting date of such shares, however, Mr. Blum maintains voting power with respect to such unvested shares.

[5]

Includes 168,000 shares of our common stock that Mr. David Blum has the right to purchase pursuant to a warrant granted to Mr. David Blum on December 7, 1999. Also includes 1,875 shares of restricted stock that are subject to forfeiture and transfer restrictions until the vesting date of such shares, however, Mr. Blum maintains voting power with respect to such unvested shares.

[6]

Includes (i) 30,105 shares of our common stock Mr. Flaherty has the right to purchase pursuant to options granted to Mr. Flaherty on May 10, 2004, (ii) 5,000 shares of our common stock that may be purchased pursuant to options granted January 5, 2005, and (iii) 10,000 shares of our common stock that may be purchased pursuant to options granted June 21, 2006. Also includes 2,000 shares of restricted stock that are subject to forfeiture and transfer restrictions until the vesting date of such shares, however, Mr. Flaherty maintains voting power with respect to such unvested shares.

[7]

Includes (i) 15,000 shares of our common stock that may be purchased pursuant to options granted to Mr. Wright on January 5, 2005 and (ii) 10,000 shares of our common stock that may be purchased pursuant to options granted June 21, 2006. Also includes 2,000 shares of restricted stock that are subject to forfeiture and transfer restrictions until the vesting date of such shares, however, Mr. Wright maintains voting power with respect to such unvested shares.

[8]

Includes 12,500 shares of our common stock that may be purchased pursuant to options granted to Mr. Blazer January 13, 2004 and 5,000 options granted to Mr. Blazer June 21, 2006. Also includes 1,666 shares of restricted stock that are subject to forfeiture and transfer restrictions until the vesting date of such shares, however, Mr. Blazer maintains voting power with respect to such unvested shares.

[9]

Includes (i) 20,000 shares of our common stock that may be purchased pursuant to options granted to Mr. Krieg on April 20, 2005 and (ii) 10,000 shares of our common stock that may be purchased pursuant to options granted June 21, 2006. Also includes 2,000 shares of restricted stock that are subject to forfeiture and transfer restrictions until the vesting date of such shares, however, Mr. Krieg maintains voting power with respect to such unvested shares.

[10]

Includes (i) 5,000 shares of our common stock that may be purchased pursuant to options granted to Mr. Cape on May 25, 2005 and (ii) 10,000 shares of our common stock that may be purchased pursuant to options granted June 21, 2006. Also includes 2,000 shares of restricted stock that are subject to forfeiture and transfer restrictions until the vesting date of such shares, however, Mr. Cape maintains voting power with respect to such unvested shares.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers and persons beneficially owning more than ten percent of a class of our equity securities to file certain reports of beneficial ownership and changes in beneficial ownership with the Securities and Exchange Commission. Based solely on our review of Section 16(a) reports and any written representation made to us, the Company believes that all such required filings for 2008 were made in a timely manner, other than one late Form 4 by Phillip DeZwirek relating to five transactions, two late Form 4 filings by Thomas J. Flaherty relating to two transactions, and a late Form 3 filing by the Harvey Sandler Revocable Trust.

Certain Transactions

Since January 1, 2008, the following transactions have occurred in which persons who, at the time of such transactions, were directors, officers or owners of more than 5% of our common stock, had a direct or indirect material interest.

We reimburse Icarus Ontario $10,000 per month for use of the space and other office expenses of our Toronto office. Icarus Ontario is owned 50.1% by Icarus Delaware, which is controlled by Phillip DeZwirek, the Chief Executive Officer and Chairman of the Board of the Company, and Jason DeZwirek, the Secretary and a director of the Company.

During the fiscal year ended December 31, 2008, we paid fees of $360,000 to Icarus Ontario for management consulting services. The services were provided by Phillip DeZwirek, the Chief Executive Officer and Chairman of the Board of CECO, through Icarus Ontario. Such amount is included as compensation paid to Mr. DeZwirek under “Executive Compensation.” The consulting fees are currently being paid to Icarus Ontario under a Consulting Agreement dated March 26, 2007, which is further described under the section entitled “Executive Compensation.”

We issued a Subordinated Convertible Promissory Note (the “Note”) on July 31, 2008 in the amount of Canadian $5,000,000 to Philip DeZwirek, the Chairman and Chief Executive Officer of the Company. On August 14, 2008, we refinanced the Note. We repaid all outstanding principal and unpaid interest under the Note and cancelled the Note, and the Company issued a new Subordinated Convertible Promissory Note (the “SubDebt Note”) in the amount of Canadian $5,000,000 (the “Subordinated Debt”) to Icarus Ontario, which is controlled by Phillip DeZwirek and Jason DeZwirek, the Secretary and a director of the Company. The Canadian $5,000,000 proceeds received from the Subdebt Note were used to repay the Note. Interest in the amount of $17,024 was paid to Mr. DeZwirek under the Note. The current principal balance of the SubDebt Note is Canadian $1,274,000.

The SubDebt Note provides for interest to accrue at the rate of 10% per annum in 2008, 11% per annum in 2009, and 12% per annum commencing January 1, 2010 until paid. Interest payments are payable monthly, subject to the terms of a Subordination Agreement (“Subordination Agreement”) between Icarus Ontario and Fifth Third Bank (the “Senior Lender”). The holder of the SubDebt Note may convert at any time the outstanding principal and accrued and unpaid interest under the SubDebt Note into common stock of the Company at a per share price of $4.75, a price greater than the closing consolidated bid price immediately preceding the entering into of the SubDebt Note. The SubDebt Note’s maturity date is the earlier of July 31, 2010 or six months after repayment of our credit facility with the Senior Lender. The SubDebt Note also matures in the event of a merger or reorganization of the Company that results in a change of control, upon the sale of 50% of the assets of the Company, or any sale of any division of the Company in excess of $5 million. To the extent that we complete an equity financing in excess of $10 million, 25% of the amounts in excess of the $10 million are required to be used to repay the Subordinated Debt, provided that we are not in default under our Credit Agreement with Senior Lender. The SubDebt Note may be prepaid without penalty, subject to the Senior Lender’s consent. As of March 31, 2009, principal payments in the amount of US $2,999,517 and interest payments in the amount of US $270,126 have been paid under the SubDebt Note.

The Subordinated Debt is secured by a general lien on the Company and its subsidiaries’ (other than foreign subsidiaries) assets pursuant to a Security Agreement entered into between the Company and such subsidiaries on August 14, 2008. The lien is subordinate and subject to the Senior Lender’s rights and interests in such assets pursuant to the Subordination Agreement. In connection with the SubDebt Note, the Company and Icarus Ontario also entered into a Registration Rights Agreement, dated August 14, 2008, providing Icarus Ontario with piggyback registration rights in the event we register our stock in a primary offering.

On October 9, 2008, we repurchased 626,121 shares of our common stock from Tontine Capital Overseas Master Fund L.P. and Tontine Capital Partners L.P. (collectively, “Tontine”) for $2.50 per share, for an aggregate amount of approximately $1,565,303, plus brokerage fees. Tontine, prior to the repurchase, beneficially owned in excess of 5% of our common stock.

Lawrence Blum, a brother of Richard Blum, our President, and David Blum, our Senior Vice President, is a Vice President of Kirk & Blum. Mr. Lawrence Blum’s salary in 2008 was $138,100, which is comparable to the salaries of our other officers at a similar level.

Our Code of Ethics applies to all of our employees and directors and requires such individuals to discuss any possible conflicts of interest with our Compliance Officer. Conflicts of interest are defined to include situations where officers and directors or their family members have interests in our customers or suppliers. In addition, any related party transaction that is required to be disclosed in this Proxy Statement is reviewed and approved or ratified by the Audit Committee, in accordance with the Audit Committee Charter.

The Audit Committee Charter does not specify what the Audit Committee must consider in its review of related party transactions. In the course of its review and approval or ratification of a disclosable related party transaction, the Audit Committee may consider:

•	the nature of the related person’s interest in the transaction;

•	the material terms of the transaction, including, without limitation, the amount and type of transaction;

•	the importance of the transaction to the related person;

•	the importance of the transaction to the Company;

•	whether the transaction would impair the judgment of a director or executive officer to act in the best interest of the Company; and

•	any other matters the Audit Committee deems appropriate.

Executive Compensation

Compensation Discussion and Analysis

Throughout this Proxy Statement, the individuals who served as our chief executive officer and chief financial officer during fiscal 2008, as well as the other individuals included in the Summary Compensation Table below, are referred to as the “named executive officers.”

Overview of Compensation Program

The Compensation Committee oversees our compensation programs, with particular attention to the compensation for its chief executive officer, president and the other named executive officers. It is the responsibility of the Compensation Committee to review and approve or, as the case may be, recommend to the Board of Directors for approval, changes to our compensation policies and benefits programs, to recommend and approve stock-based awards to named executive officers, and to otherwise ensure that the Company’s compensation philosophy is consistent with the best interests of the Company and its shareholders and is properly implemented and monitored.

The day-to-day administration of savings plans, health, welfare and paid time-off plans and policies applicable to salaried employees in general are handled by our human resources and finance department employees. The responsibility for certain fundamental changes outside the day-to-day requirements necessary to maintain these plans and policies belongs to the Compensation Committee.

Compensation Policy and Processes

The principle objective of our compensation program is to attract, motivate, and retain and reward highly qualified persons who are committed to the achievement of solid financial performance and excellence in the management of the Company’s assets. The Compensation Committee believes that the most effective executive compensation program is one that is designed to reward the achievement of annual, long-term and strategic goals by the Company and to align named executive officers’ interests with those of the Company’s shareholders. The Compensation Committee accomplishes this by providing competitive compensation designed to link executive compensation to the Company’s financial and operational performance, as well as rewarding overall high performance of its named executive officers, with the ultimate objective of increasing shareholder value. The Compensation Committee evaluates compensation against individual performance and external market factors to ensure that we maintain our ability to attract and retain key executive talent. To that end, total compensation is comprised of a base salary plus short-term and long term incentive compensation, including performance based bonuses, based on the Company’s financial performance and other factors including achievement of individual goals. Individual non-performance bonuses are also part of overall compensation from time to time based on an individual’s special efforts. The Compensation Committee also reviews salaries of similar sized companies in the region to ensure that the named executive officers are being paid overall compensation commensurate with their regional peers.

Although we fine-tune our compensation programs as conditions change, we believe it is important to maintain consistency in our compensation philosophy and approach. We recognize that value-creating performance by an executive or group of executives does not always translate immediately into appreciation in our stock price, particularly in periods of severe economic stress such as the one we are currently experiencing. Management and the Compensation Committee are aware of the impact the current economic crisis has had on our stock price. The Compensation Committee intends to continue to reward management performance, based on its belief that over time strong operating performance will be reflected through stock price appreciation. That said, because components of our compensation to management are tied to Company performance, compensation of certain members of management were affected in fiscal year 2008 and may be further affected during periods of economic stress. It is in this context that we set 2008 incentive compensation and under which 2009 compensation will be set.

Role of Executive Officers in Compensation Decisions

Based on the foregoing objectives, the Compensation Committee has structured the Company’s annual and long-term incentive-based non-cash executive compensation to motivate the named executive officers to achieve the business goals set by the Company and to reward the named executive officers for achieving such goals. These goals include an individual performance goal as well as overall company performance goals. The Compensation Committee from time to time relies upon recommendations made by the Company’s management, and in particular, the Chief Executive Officer, regarding compensation for named executive officers other than the chief executive officer. The Compensation Committee reviews and approves, or, if the situation warrants, recommends to the full Board of Directors for approval, all new executive compensation programs, including those for the named executive officers. As part of its review and establishment of the performance criteria and compensation of our named executive officers, the Compensation Committee meets separately at least once on an annual basis with the chief executive officer and other executives as it deems appropriate. The chief executive officer and such other executives as the chief executive officer deems appropriate annually review the performance of each of the named executive officers of the Company (other than the chief executive officer whose performance is reviewed by the Compensation Committee). The conclusions reached and recommendations based on these reviews, including with respect to salary adjustments and annual stock-based award amounts, are presented to the Compensation Committee. The Compensation Committee exercises its discretion in modifying any recommended adjustments or awards to named executive officers.

Setting Executive Compensation

The Compensation Committee evaluates the performance of the chief executive officer and the other named executive officers and, based on such evaluation, reviews and approves the annual salary, long-term stock-based compensation and other material benefits, direct and indirect, of the chief executive officer and other named executive officers. In determining appropriate base salary levels, consideration is given to the named executive officer’s impact level, scope of responsibility, past accomplishments, and other similar factors. The Compensation Committee also considers salaries of regional peers to ensure that the Company’s base salaries are competitive.

The chief executive officer generally receives a base amount of compensation in the form of consulting fees through Icarus Ontario under a Consulting Agreement, and has not participated in the performance bonus programs in which other named executive officers have participated. In determining the chief executive officer’s base amount of compensation and bonuses, the Compensation Committee considers the status of the chief executive officer as the Company’s most senior officer and the important role he has in establishing our corporate strategy and achieving overall corporate goals. The chief executive officer’s overall compensation therefore reflects this greater degree of policy and decision-making authority, and the higher level of responsibility with respect to our strategic direction and financial and operational results.

Long-Term Equity Compensation

The Company believes that granting stock-based awards provides named executive officers with a strong economic interest in maximizing shareholder returns over the longer term. The Company also believes that the practice of granting stock-based awards is important in retaining and recruiting the key talent necessary to ensure the Company’s continued success.

To that end, in April 2007, the Compensation Committee approved, and recommended for the Board of Director’s approval, a 2007 Equity Incentive Plan (the “2007 Equity Plan”). The 2007 Equity Plan was approved by the Board of Directors on April 12, 2007 and adopted by the stockholders on May 23, 2007. The 2007 Equity Plan permits us to grant stock awards as well as option awards. The Compensation Committee believes that this gives the Company more flexibility in designing its overall compensation packages. The 2007 Equity Plan is designed to promote the long-term financial interests and growth of the Company by attracting and retaining management with the ability to contribute to the success of the business, by providing an opportunity for increased equity ownership by named executive officers and by maintaining competitive levels of total compensation. In addition, to the extent the awards or portions of the awards vest over time, equity awards may serve to promote retention of the grantees of equity awards. The Compensation Committee administers the 2007 Equity Plan.

Under the 2007 Equity Plan, awards may be restricted stock grants, bonus stock grants without restrictions, non-qualified stock options or incentive stock options. The restrictions on awards may be based on performance and/or time vesting. Prior to the adoption of the 2007 Equity Plan, it was the policy of the Compensation Committee to grant incentive stock options for all eligible employees granted options, as incentive to provide the employees with a enhanced tax benefit over non-qualified stock options. Since the adoption of the 2007 Equity Plan, the Compensation Committee has issued both restricted stock and options. As of December 31, 2008, 220,000 options were outstanding and 188,108 shares of stock were issued under the 2007 Equity Plan.

In October 1997, the Company adopted a 1997 Stock Incentive Plan (the “1997 Plan”). The 1997 Plan was replaced with the 2007 Equity Plan. The 1997 Plan remains in effect solely for the purpose of the continued administration of the options currently outstanding under the 1997 Plan, of which there were 312,605 as of December 31, 2008.

The Company has no formal policy regarding stock ownership or retention by the Company’s named executive officers.

2008 Executive Compensation Components

For fiscal 2008, the principal components of compensation for named executive officers were:

•	base salary;

•	restricted stock performance bonus;

•	cash performance bonus; and

•	perquisites and other personal benefits.

Base Salary

The Company provides named executive officers and other employees with base salary to compensate them for the expertise and value they bring to their jobs. Base salary is determined for each named executive officer based on his or her position and responsibility by taking into account the named executive officer’s impact level, scope of responsibility, prior experience, past accomplishments, and other similar factors.

Salary levels are reviewed and approved by the Compensation Committee annually as well as upon a promotion or other change in job responsibility. Salary levels, including any increase thereof, of named executive officers are reviewed annually and are based on the Compensation Committee’s evaluation of the individual’s strengths, development and expected future contributions with respect to the corporate goals and objectives relevant to the individual’s compensation, including individual performance. This review typically takes place mid-fiscal year. In addition, the Compensation Committee compares the base salaries of the named executive officers to ensure internal equity, and compares their salaries to the base salaries of peers in the regional area to ensure competitiveness.

Restricted Stock Performance Bonus

Starting in 2006, the Compensation Committee determined that certain named executive officers should be granted a bonus based on the achievement of performance goals, consisting of both objective financial targets and personal performance targets. Under the 2006 Executive Incentive Plan, the bonuses were paid in cash, and under the 2007 Executive Incentive Plan (the “2007 Bonus Plan”), the bonuses were paid in restricted stock subject to performance goals.

For the 2008 Executive Incentive Plan (the “2008 Bonus Plan”), the Compensation Committee determined to issue the bonus awards in restricted stock and in cash, with the restricted stock bonuses tied to achieving objective Company financial goals, and the cash component tied to individual performance goals. The objectives of issuing restricted stock shares subject to performance goals, which tie back to the principal compensation objective, are to optimize profitability and growth through incentives that link the personal interests of participants to those of shareholders, to provide participants with an incentive for excellence in individual performance, to promote teamwork among participants, and to encourage stock ownership in the Company. Further, equity-based compensation ensures that executive officers have a continuing stake in the Company’s long-term success. Participants holding restricted shares have the same rights as all shareholders, including the right to receive dividends and the right to vote the restricted shares. The objective of paying the individual goal in cash is to provide immediate compensation as a reward for strong individual performance.

The Compensation Committee selected the named executive officers to be granted awards under 2007 Equity Plan, determined the performance goals for the 2008 Bonus Plan, and determined whether objectives and conditions for earning awards were met. The Compensation Committee established and approved two performance targets for 2008 based on certain objective criteria. The restricted stock grants were to vest depending on whether the performance targets were met. The Compensation Committee is responsible for verifying that the specified performance targets were achieved.

For 2008, the Compensation Committee selected President and Chief Operating Officer Richard J. Blum, Chief Financial Officer and Vice President-Finance and Administration Dennis W. Blazer, and Senior Vice President David D. Blum to receive restricted stock performance shares under the 2008 Bonus Plan. There were three components to the 2008 Bonus Plan performance targets: two quantitative targets based on achievement of a Company financial goal, payable in restricted stock and one target based on achievement of an individual goal, payable in cash. The Compensation Committee considered these to be goals, described below, that would be challenging but achievable with effort and skill. On May 29, 2008, the restricted stock shares were issued to each of the participating officers in an amount equal to approximately 40% of their respective base salaries for 2008, assuming all targets were met, based on the approximate value of stock on the date of grant.

The first objective bonus was based on whether the amount of actual income from operations, before executive bonuses (“IFOBEB”), excluding certain operations (“Original IFOBEB”), exceeded the target amount of $8.5 million. The second financial objective was based on whether IFOBEB for 2008, including the financial results of all of the Company’s operations (the “Total IFOBEB”), exceeded $11.0 million.

Total IFOBEB is determined by taking Income from Operations, as determined under general accepted accounting principals and adding back any deductions from executive incentive compensation. Original IFOBEB for 2008 was calculated by subtracting income that can be allocated to Fisher–Klosterman, Inc. and Flextor, Inc. from Total IFOBEB.

In 2008, the participating named executive officers were to receive:

•	If the amount of the Original IFOBEB was in excess of $8.5 million, 50% of the shares of restricted stock would vest on March 31, 2009.

•	If the amount of the Total IFOBEB was in excess of $11.0 million, 50% of the shares of restricted stock would vest on March 31, 2009.

As with the annual base salary, the Compensation Committee annually evaluates each named executive officer’s performance with respect to the approved corporate goals and objectives relevant to the individual’s compensation, including annual performance objectives. In February 2009, the Compensation Committee considered the awards to executive officers under the 2008 Bonus Plan. The Committee determined that neither of the restricted stock bonus objectives were achieved under the 2008 Bonus Plan. Accordingly, all shares of restricted stock were forfeited, and the participants did not receive any bonus compensation in the form of restricted stock in fiscal year 2008.

Cash Performance Bonus

As discussed below, a component of the 2008 Bonus Plan included a cash bonus based on achievement of personal objectives. Management, including our Chief Executive Officer, consulted with the Compensation Committee to determine the individual performance objectives used to determine the individual goals. The individual performance targets for 2008 for the participating executive officers included restructuring the information technology, accounting and human resource functions, identifying appropriate acquisition targets, and establishing a plan to move facilities. If the participant’s achieved their individual goals, cash in the amount equal to up to 10% of their respective base salaries, as of the beginning of 2008, could be granted under the 2008 Bonus Plan.

The Compensation Committee in February 2009 reviewed the performance of Mr. Richard Blum, Mr. David Blum, and Mr. Blazer with respect to their individual goals and determined that each one of them fully met their respective goals, and each was granted the full cash bonus.

Perquisites and Other Personal Benefits

The Company provides certain named executive officers with perquisites and other personal benefits that the Company and the Compensation Committee believe are reasonable and consistent with the Company’s overall compensation program to better enable the Company to attract and retain employees for key positions. These perquisites include car allowances and payment of life insurance premiums.

The Kirk & Blum Manufacturing Company, one of our subsidiaries, sponsors a 401(k) retirement plan for our employees. Pursuant to the plan, the Company matches contributions each pay period at 100% of the employee’s contributions for the first 1%, and 50% on the next 5%, of an employee’s compensation. The named executive officers may participate in the 401(k) plan on the same terms as the rest of our employees.

Attributed costs of the perquisites described above for the named executive officers for fiscal 2008 are included in column “All Other Compensation” of the Summary Compensation Table in the Executive Compensation section.

2008 Summary Compensation Table

Name and Principal Position	Year	Salary ($)		Bonus ($)	Stock Awards[1] ($)	Option Awards[2] ($)	Non-Equity Incentive Plan Compensation[3] ($)	All Other Compensation ($)		Total ($)
PEO-Phillip DeZwirek Chairman of the Board & Chief Executive Officer	2008	$360,000	[4]	—	$385,333	—	—	—		$745,333
	2007	$360,000	[4]	—	$192,667	—	—	—		$552,667
	2006	$340,000	[4]	—	—	—	—	—		$340,000

PFO-Dennis W. Blazer Vice President-Finance & Administration and Chief Financial Officer	2008	$250,000		—	$37,171	$55,105	$24,000	$19,069	[5]	$385,345
	2007	$220,000		—	$52,424	$55,105	—	$18,625		$346,154
	2006	$200,085		$10,000	—	$43,641	$79,496	$15,644		$348,866

Richard J. Blum President	2008	$337,500		—	$55,759	—	$33,000	$22,488	[6]	$448,747
	2007	$315,000		—	$59,605	—	—	$22,044		$396,649
	2006	$313,606		$10,000	—	—	$136,634	$23,606		$483,846

David D. Blum Senior Vice President	2008	$254,000			$41,819	—	$24,800	$22,488	[7]	$343,107
	2007	$236,500		—	$44,703	—	—	$22,044		$303,247
	2006	$235,627		$10,000	—	—	$99,370	$19,608		$364,605

[1]

Represents the compensation costs of stock awards for financial reporting purposes, excluding the impact of estimated forfeitures related to service based vesting conditions, for the referenced year under the Statement of Financial Accounting Standard No. 123 (Revised 2004) Share Based Payments (“FAS 123R”), rather than the amount paid to or realized by the named executive officer. The amounts thus may include amounts from awards granted in and/or prior to the referenced year. See Note 11 to our consolidated financial statements in our Annual Report on Form 10-K for the years ended December 31, 2008 and December 31, 2007 for the relevant assumptions used to determine the valuation of our stock awards. There were no forfeitures by any of the named executive officers in 2006 or 2007. In 2008, performance-based restricted stock awards were forfeited by Mr. Richard Blum, Mr. David Blum, and Mr. Blazer in the amount of $113,686, $85,436, and $82,680, respectively, as would be valued under FAS 123R. See “Compensation Discussion and Analysis-2008 Executive Compensation Components-Restricted Stock Performance Bonus” and “Grants of Plan-Based Award for Fiscal 2008.”

[2]

Represents the compensation costs of stock options for financial reporting purposes, excluding the impact of estimated forfeitures related to service based vesting conditions, for the referenced year under FAS 123R, rather than the amount paid to or realized by the named executive officer. The amounts thus include amounts from awards granted in and prior to the referenced year. See Note 11 to our consolidated financial statements in our Annual Report on Form 10-K for the years ended December 31, 2008, December 31, 2007, and December 31, 2006 for the relevant assumptions used to determine the valuation of our option awards. No stock option awards were forfeited by any of the named executive officers in 2006, 2007 or 2008.

[3]	Amounts represent incentive bonuses earned under the 2006 Bonus Plan and 2008 Bonus Plan.
[4]

Includes amounts paid to Icarus Ontario for consulting services. Mr. DeZwirek is deemed to control Icarus Ontario. Icarus Ontario also receives reimbursement for Company office space and expenses in Toronto in the amount of $10,000 per month, however, the Company does not deem that to be compensation paid to Mr. DeZwirek. See Related Transactions above.

[5]

Represents Company contribution of $8,050 to our 401(k) plan on behalf of Mr. Blazer, $2,688 of insurance premiums paid for term life and long-term disability insurance for his benefit and a $8,331 car allowance.

[6]

Represents Company contribution of $8,050 to our 401(k) plan on behalf of Mr. Richard Blum, $2,688 of insurance premiums paid for term life and long-term disability insurance for his benefit and a $11,750 car allowance.

[7]

Represents Company contribution of $8,050 to our 401(k) plan on behalf of Mr. David Blum, $2,688 of insurance premiums paid for term life and long-term disability insurance for his benefit and a $11,750 car allowance.

In 2006, the Compensation Committee and the Board of Directors approved employment agreements with Mr. Richard Blum and Mr. David Blum and a consulting agreement with Icarus Ontario, through which Mr. Phillip DeZwirek provides services to the Company. The term of each of the employment agreements is through December 31, 2009 and the term of the consulting agreement is through December 31, 2011. Under the Consulting Agreement, Icarus Ontario receives a monthly fee of $30,000, which will be reviewed annually by the Company for possible increase. The employment agreements renew for one year periods, unless terminated in accordance with their respective terms. The Compensation Committee approved an increase in Richard Blum’s base salary from $330,000 to $345,000 and David Blum’s base salary from $248,000 to $260,000, as of July 1, 2008. The Compensation Committee also approved a base salary increase for Mr. Blazer as of July 1, 2008 from $240,000 to $260,000.

Under the employment agreements, each of Richard Blum and David Blum are subject to non-competition and non-solicitation provisions during their employment and for two years following the termination of their employment and to certain confidentiality covenants for an unspecified amount of time. These agreements are further described in the section entitled “Executive Compensation—Potential Payments Upon Termination, Retirement or Change of Control”.

Grants of Plan-Based Awards for Fiscal 2008

The following table sets forth information regarding plan based awards, including grants under the 2007 Equity Plan, made to a named executive officer during the fiscal year ended December 31, 2008 under any plan.

Name	Grant Date	Estimated Possible Payouts Under Equity Incentive Plan Awards[1]			Grant Date Fair Value of Stock and Option Awards[2] ($)
		Threshold (#)	Target (#)	Maximum (#)
Dennis W. Blazer	5/29/08	6,000	12,000	12,000	$82,680
Richard J. Blum	5/29/08	8,250	16,500	16,500	$113,686
David D. Blum	5/29/08	6,200	12,400	12,400	$85,436

[1]

Awards shown are stock awards and consist of those shares granted under the 2007 Equity Plan subject to achievement of performance goals. These goals were not achieved in fiscal 2008 and accordingly, all of the shares were forfeited. For a detailed discussion of the grant of restricted performance stock grants see “Compensation Discussion and Analysis-2008 Executive Compensation Components- Restricted Stock Performance Bonus.”

[2]

Calculated in accordance with FAS 123R, excluding the effect of estimated forfeitures. Refer to Note 11 to our consolidated financial statements included in the Annual Report on Form 10-K for the year ended December 31, 2008 for the relevant assumptions used to determine the valuation of our equity awards. The listed stock awards were forfeited for 2008 and the Company did not bear any expenses as of the fiscal year end of 2008 for these stock awards.

Outstanding Equity Awards at Fiscal 2008 Year-End

The following table sets forth information regarding outstanding equity awards for each named executive officer as of the end of fiscal year 2008.

	Option Awards							Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)		Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)[1]	Market Value of Shares or Units of Stock That Have Not Vested ($)[2]	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested ($)[3]	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)[2]
Phillip DeZwirek	—		—			—	—	66,666	$161,332	—	—

Dennis W. Blazer	12,500 5,000		5,000	[4]	$ $	3.35 7.30	12/13/2014 6/21/2016	3,333	$8,066	12,000	$29,040

Richard J. Blum	25,000 224,000	[5]	—		$ $	2.01 2.9375	10/5/2011 12/6/2009	5,000	$12,100	16,500	$39,930

David D. Blum	168,000	[5]	—			$2.9375	12/6/2009	3,750	$9,075	12,400	$30,008

[1]

The stock awards for Mr. Blazer, Mr. Richard Blum, and Mr. David Blum identified in this column were subject to the achievement of specific performance goals from the 2007 Bonus Plan. These goals were achieved in 2007 and these shares are scheduled to vest in two equal, annual installments on March 31, 2009 and March 31, 2010.

[2]

The market value of stock awards was determined by multiplying the number of unvested or unearned shares by the closing price of the Company’s common stock of $2.42 on December 31, 2008, the last trading day of fiscal 2008, as reported on the NASDAQ Global Market.

[3]

These awards were subject to the achievement of specific performance goals. These listed awards assume satisfaction of all performance-based goals, however, these goals were not achieved in 2008, and, therefore, the stock awards were forfeited.

[4]	Options vest on June 21, 2009.
[5]	These awards are warrants that were granted on December 7, 1999.

Option Exercises and Stock Vested for Fiscal 2008

The following table sets forth certain information with respect to exercised stock options and stock awards vested for the named executive officers during the fiscal year ended December 31, 2008.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise[1] ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting[2] ($)
Phillip DeZwirek	—	—	33,334	$195,004
Dennis W. Blazer	12,500	$73,750	5,000	$42,600
Richard J. Blum	—	—	7,500	$63,900
David D. Blum	—	—	5,625	$47,925

[1]

The value realized equals the difference between the option exercise price and the fair market value of the Company’s common stock on the date of exercise, multiplied by the number of shares for which the option was exercised on such date.

[2]	The value realized equals the fair market value of the Company’s common stock on the vesting date, multiplied by the number of shares that vested on such date.

Potential Payments upon Termination, Retirement or Change of Control

Regardless of the manner in which a named executive officer’s employment terminates, he is entitled to receive amounts earned during his term of employment. The Company has no formal policy regarding severance payments or retirement payments. Upon death or disability of a named executive officer, the named executive officer will receive benefits under the disability or life insurance policies maintained for such officer, as appropriate.

We have entered into employment agreements with Mr. Richard Blum and Mr. David Blum that require us to make payments and provide various benefits to each executive in the event of such executive’s termination with the Company. We have also entered into a Consulting Agreement with Icarus Ontario, which is deemed to be controlled by Phillip DeZwirek and Jason DeZwirek, both of whom are executive officers. The compensation paid to Icarus Ontario under the Consulting Agreement is attributed to Phillip DeZwirek.

Under each of the employment agreements with Richard Blum and David Blum, upon a termination due to a breach by the Company or by the Company without cause, each of them will be entitled to an amount equal to their base salary for twelve months following termination. If a termination for other than cause or a termination due to breach by the Company had occurred as of December 31, 2008, Richard Blum would have been entitled to $345,000 in base salary payments over a twelve month period and David Blum would have been entitled to $260,000 in base salary over a twelve month period. “Cause” under the employment agreements includes material breach of the terms of the employment agreement by the employee if not cured within thirty days, breach of the employee’s confidentiality, non-competition or non-solicitation covenants, conviction of a felony or certain misdemeanors, illegal business practices in connection with the Company or its businesses, excessive absence for reasons other than vacation, disability or sickness, and the failure of the employee to obey directions of the Board of Directors. A breach by the Company under the employment agreements includes a continuing material breach by the Company of the terms of the employment agreement, relocation of employee’s work place more than 35 miles from its current location, demotion of the employee, and a material reduction in base salary. Each of Richard Blum and David Blum are subject to non-compete and non-solicitation obligations for a period of two years after termination of their employment for any reason.

Upon the deaths of any of Richard Blum, David Blum, Dennis Blazer, or Phillip DeZwirek, the Compensation Committee in its sole discretion may cause any unvested restrictive stock awards to vest. Upon a change of control, the Board of Directors, in its discretion may cause unvested restricted stock to vest. As of December 31, 2008, they held unvested stock awards in the amounts of 5,000, 3,750, 3,333, and 66,666, respectively. See “Outstanding Equity Awards at Fiscal 2008 Year-End” for the market value of such stock awards as of such date.

Under its consulting agreement, Icarus Ontario may terminate its engagement in the event of a change of control and the Company may terminate the Consulting Agreement in the event of cause. Either party may terminate the consulting agreement in the event of certain events relating to bankruptcy or insolvency. In the event that the consulting agreement is terminated for any reason other than cause, Icarus Ontario is entitled to a severance fee in the amount of the remaining aggregate monthly fees that Icarus Ontario would have received had the consulting agreement not been terminated, provided that the amount will not exceed an amount equal to one dollar less than 300% of Icarus Ontario’s base amount, as defined in Section 280G(b)(3) of the Internal Revenue Code of 1986, as amended (the “Code”).

Cause under the consulting agreement includes willful and material breach by Icarus Ontario of the consulting agreement if not cured within fifteen business days, any act by Icarus Ontario of material fraud or dishonesty with respect to any aspect of the business of the Company, or misappropriation of Company funds. Change of Control under the consulting agreement includes the acquisition of beneficial ownership by a third party of 50% or more of either the then outstanding shares of common stock of the Company or the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors, or approval by the stockholders of the Company of a complete liquidation or dissolution of the

Company or the sale or other disposition of all or substantially all of the assets of the Company. It also includes if individuals who, as of the effective date of the consulting agreement, constitute the Board of Directors of the Company (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, that any individual who becomes a director by a vote of at least a majority of the directors then compromising the Incumbent Board will be considered as though such individual were a member of the Incumbent Board.

If the consulting agreement had been terminated as of December 31, 2008 other than due to cause, Icarus Ontario would have been entitled to receive approximately $1,044,000 as a severance payment.

Director Compensation

The following table provides information on 2008 compensation for non-employee directors who served during 2008. The table does not include expenses for attending meetings.

Name	Fees Earned or Paid in Cash ($)	Stock Awards[1,2] ($)	Option Awards[3,4] ($)	Total ($)
Arthur Cape	$24,000	$19,948	$29,161	$73,109
Thomas J. Flaherty	$24,000	$19,948	$22,929	$66,877
Ronald Krieg	$30,000	$19,948	$33,767	$83,715
Donald Wright	$24,000	$19,948	$36,525	$80,473

[1]

Represents the compensation costs of stock awards for financial reporting purposes for the year under FAS 123R, rather than the amount paid to or realized by the director. See Note 11 to our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2008 for the relevant assumptions used to determine the valuation of our stock awards.

[2]

Consists of the compensation costs recognized by the Company in fiscal 2008 for a grant of 2,000 shares of restricted stock made on July 2, 2007 and a grant of 2,000 shares of restricted stock made on May 21, 2008 to each named director. The 2,000 shares of restricted stock granted to each director on May 21, 2008 had a fair value of $14,380 and the 2,000 shares of restricted stock granted on July 2, 2007 had a fair value of $23,120 as of the grant date. Each named director had 2,000 shares of restricted stock outstanding as of the end of fiscal 2008.

[3]

Represents the compensation costs of stock options for financial reporting purposes for the year under FAS 123R, rather than the amount paid to or realized by the director. See Note 11 to our consolidated financial statements in our Annual Report on Form 10-K for the years ended December 31, 2006 and December 31, 2008 for the relevant assumptions used to determine the valuation of our option awards.

[4]

Consists of the compensation costs recognized by the Company in fiscal 2008 for options issued prior to 2008 under the Company’s 1997 Stock Incentive Plan. The directors had options to purchase the following shares of common stock outstanding at the end of fiscal 2008: Mr. Wright: 30,000 shares, of which 25,000 were vested; Mr. Flaherty: 50,105 shares, of which 45,105 were vested; Mr. Krieg: 40,000 shares, of which 25,000 were vested; and Mr. Cape: 20,000 shares, of which 15,000 were vested.

Directors who are officers of CECO do not receive any additional compensation for their services as directors. During 2008, the independent directors received an annual retainer, which is paid quarterly, as set forth in the table above. Directors Cape, Flaherty and Wright receive annual retainers in the amount of $24,000 and Director Krieg receives an annual retainer in the amount of $30,000. Director Krieg receives a higher amount in recognition of his service as the Chairman of the Audit Committee.

The independent directors also receive restricted stock in lieu of meeting fees. The Compensation Committee determined that issuing restricted stock in lieu of cash meeting payments would simplify the directors’ compensation while promoting the ownership of stock of the Company. We therefore granted 2,000 shares of restricted stock to each of the non-employee directors on May 21, 2008, all of which vest on May 21,

2009. We also reimburse or pay the Board members their reasonable travel and out-of-pocket expenses to attend meetings.

Compensation Committee Interlocks and Insider Participation

Directors Flaherty and Wright serve on the Compensation Committee, and neither of them is a past or present employee or officer of the Company or any of its subsidiaries. No member of the Compensation Committee has or had any relationship with us requiring disclosure pursuant to Item 404 of Regulation S-K under the Exchange Act. During the last fiscal year, none of our executive officers served on the board of directors, or the compensation committees of another entity, any officers of which served on our compensation committee, and none of our executive officers served on the compensation committee of another entity, any officers of which served as a member of our Board.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the section entitled “Compensation Discussion and Analysis” with management. Based on such review and discussion, the Compensation Committee recommended to the Board of Directors that the section entitled “Compensation Discussion and Analysis” be included in this Proxy Statement.

Compensation Committee

Thomas J. Flaherty, Chairman

Donald A. Wright

PROPOSAL 2

APPROVAL OF THE EMPLOYEE STOCK PURCHASE PLAN

General

On March 31, 2009, the Board of Directors approved, subject to shareholder approval, an Employee Stock Purchase Plan (the “ESPP”). The Board of Directors is recommending the ESPP to our stockholders for approval. Based upon the last reported sale price on the NASDAQ Global Market on April 1, 2009, the maximum aggregate value of the 1,500,000 shares of common stock available for purchase under the ESPP would be $4,740,000.

Reasons for the Employee Stock Purchase Plan

We believe that our employees are key to our success. Therefore, to reward our employees for making us a leader in our industry, we established the ESPP to provide eligible employees the ability to purchase our common stock at a discount. The ESPP is a tax-qualified employee stock purchase plan that allows our eligible employees (including employees of our United States’ subsidiaries) to share in our financial successes and to expand their ownership in the Company. The plan gives all eligible employees the opportunity to buy shares of our common stock at a discounted price.

Set forth below is a summary of the material features of the ESPP, which is qualified in its entirety by reference to the terms and conditions of the ESPP, a copy of which is attached as Exhibit A to this Proxy Statement.

Material Features of the ESPP

Administration. The Compensation Committee of our Board of Directors has the authority to take any and all actions necessary to implement, administer and interpret the ESPP. The committee may prescribe, amend and rescind rules and regulations relating to the plan. All determinations made by the Compensation Committee are final, conclusive and binding. The Compensation Committee may, and intends to, engage a third party to assist with the day-to-day administration of the plan and to serve as the plan custodian.

Persons Eligible to Participate. As currently written, the ESPP provides that each of our employees (including employees of our current United States subsidiaries and any future subsidiaries added to the plan by the Compensation Committee) may elect at any time to participate in the plan, so long as the employee:

•	has been employed by CECO for at least six (6) months;

•	customarily works more than 20 hours per week; and

•	does not own securities representing 5% or more of the total voting power of the company.

As of December 31, 2008, the total number of employees who would be eligible to participate under the ESPP is approximately 845. Eligible employees may elect to participate in the plan by enrolling with the plan administrator during one of two offering periods during each calendar year. Unless otherwise determined by the Compensation Committee, each offering period is six months, other than the first and last offering periods. Once enrolled, a participant will remain enrolled for all subsequent offering periods at the same contribution rate unless the participant discontinues participation in the plan. The first offering period will commence on the Effective Date of the ESPP and end on December 31, 2009. Thereafter, the offering periods will commence on January 1 and July 1 of each year and end on the following June 30 and December 31, respectively, or such other periods as determined by the Compensation Committee.

An employee may discontinue participation in the ESPP at any time. Upon termination of employment, an employee’s participation in the plan will end as soon as administratively practicable, and CECO will refund any contributions credited to an employee’s account. For shares owned in an employee’s account, CECO will forward to the employee the number of shares credited to the account.

Number of Shares Under the Plan. Our Board has reserved 1,500,000 shares of our common stock for issuance under the ESPP. The maximum number of shares of our common stock that participants may purchase under the plan in any one calendar year is 75,000 shares (increased annually by the number of shares offered but not purchased in previous years) or such other number as determined by the Compensation Committee. If there is any stock dividend, spin-off, stock split or combination of shares, recapitalization or merger in which CECO is the surviving corporation, or any other change in our capital stock, the Compensation Committee will make the appropriate increase or decrease in the number of shares and the selling price of our common stock that may be delivered under the plan and will make any other changes to the plan that it deems appropriate.

Contributions by Participants. Participants make contributions to the plan by authorizing CECO to make regular payroll deductions from the participant’s total compensation, on an after-tax basis. Each participant may elect a minimum deduction of 2% of compensation and a maximum deduction of 8%. Deductions must be in increments of 1% of compensation. In any plan year, a participant’s total deductions under the plan may not exceed $10,000, or such other amount as determined by the Compensation Committee, provided that in no event may the number of shares of our common stock that a participant may purchase through the ESPP and any other employee stock purchase plan CECO may initiate in any plan year, exceed a number of shares having a fair market value in excess of $25,000. A participant may change contribution percentages or suspend contributions only one time per offering period.

Purchase and Sale of Company Stock Under the Plan. During each offering period in which an employee is enrolled in the ESPP, the Company will credit deductions from the employee’s compensation in book entry form to an account established for the employee. At the end of each offering period, CECO uses all contributions in an employee’s account to purchase shares of our common stock. CECO purchases the shares at 85% of the fair market value of the common stock on the first day of the offering period or on the last day of the offering period, whichever is less. So long as our common stock continues to be listed on The NASDAQ Global Market, the fair market value of the common stock will be the closing price as reported by NASDAQ on the applicable date. CECO pays the transaction expenses incurred by the plan in acquiring the shares of our common stock.

A participant will receive dividends on shares purchased under the plan if and when declared by the Board. If the dividends are cash dividends, then CECO credits the amount of the dividend to the employee’s account and uses the money to acquire shares of our common stock at the end of the offering period. If the dividends are stock dividends, then CECO credits the common stock to the employee’s account.

A participant may sell the shares of our common stock that have been purchased through the plan at any time after the shares are deposited in the participant’s account, subject to trading restrictions during blackout periods and any restrictions under applicable federal or state securities laws. Unless otherwise specified by the participant, CECO first sells the shares in the participant’s account that were purchased first.

Amendment and Termination of the Plan. The ESPP will become effective on the later of June 1, 2009 or the date the registration of shares of Common Stock to be issued under the ESPP becomes effective with the SEC, or such other date as the Compensation Committee determines, and will terminate on the earlier of May 31, 2019 or the date that participants in the plan become entitled to purchase more shares of our common stock than the number of shares that we have reserved for issuance under the plan. Also, our Board of Directors may terminate the Plan at any time, and termination by the Board would be effective immediately after the end of the next purchase date. The Board also may amend the ESPP at any time. Our shareholders must approve any amendment by the Board that increases the number of shares of our common stock that may be purchased under the plan, changes the class of shares that may be purchased under the plan, changes the designation of the persons or class of persons eligible to participate under the plan, or changes the purchase price of our common stock under the plan.

Interests of Certain Persons in the Action Taken

No director, executive officer, nominee for election as a director, associate of any director, executive officer or nominee or any other person has any substantial interest, direct or indirect, through security holdings or otherwise, in the actions taken by the Board of Directors or to be taken by the shareholders with respect to the approval of the ESPP Amendments that is not shared by all other shareholders.

New Plan Benefits

Employees of the Company or any of its subsidiaries who will participate in the ESPP, as amended, in the future, and the amounts of our common stock purchased under the plan, are to be determined by the Compensation Committee and, in the case of stock purchases, by the Company and the participants themselves, subject to the restrictions set forth in the plan. Although we intend to make stock purchases for the accounts of participants under the plan, the amount of such purchases to be made in the future are subject to the election of the participants, among other factors, and has not yet been determined. Therefore, it is not possible to state the terms of any individual allocations which may be made under the ESPP, as amended, or the names or positions of, or respective amounts allocable to, any participant in the plan, as amended.

Recommendation of our Board of Directors

To approve the ESPP, a majority of the votes of the shares present at the meeting and entitled to vote must vote “FOR” the approval of the ESPP. Unless you direct otherwise, if you grant a proxy your shares will be voted “FOR” the proposal to approve the ESPP.

The Board of Directors recommends a vote “FOR” the approval of the Employee Stock Purchase Plan.

PROPOSAL 3

APPROVAL OF THE FIRST AMENDMENT TO 2007 EQUITY INCENTIVE PLAN

General

Our 2007 Equity Incentive Plan (the “2007 Plan”) was ratified by our Board on April 12, 2007 and approved by our shareholders on May 23, 2007. Our Compensation Committee recognizes the challenge of retaining, motivating and rewarding existing employees who are invested in maintaining the financial health and stability of the Company and who provide the foundation for the Company’s future growth and success. Historically, stock options have been an important component in the implementation of the Company’s compensation philosophy and, in these economic difficult times, the decline in the Company’s stock price has posed a significant challenge to the Company’s philosophy, in spite of the achievements attained by our employees. Many of the stock options that were granted in recent years now have exercise prices that are substantially higher than the current trading price of the Company’s common stock and, as such, have been rendered less effective as retention or incentive tools for future performance.

The Compensation Committee has recommended amending the 2007 Plan to give the Company an opportunity to restore the retention and motivational value of the Company’s stock option program and still maintain a balance with the long-term interests of the Company and its stockholders, by giving the Board the flexibility to reprice the options under the 2007 Plan without stockholder approval. Without the express ability to reprice the options, the Company would be required to obtain stockholder approval prior to any repricing, which could increase the expense of and the time required for any repricing program. Based on the recommendation of the Compensation Committee, the Board has determined that it would be in the best interests of the Company to amend the 2007 Plan to authorize the repricing of stock options under the 2007 Plan. As of April 1, 2009, the Board has not determined what the terms of a repricing program, if any, would be if this proposal is approved by the stockholders.

Proposed Amendment

The proposed amendment would permit the Board, in its discretion and without stockholder approval, to reprice options under the 2007 Plan by either adjusting the exercise price, or exchanging options for new options, in such number and with such exercise price as determined by the Board. In no event could a repricing, however, be effective if it would result in the deferral of compensation with respect to an option holder under Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”). The options subject to repricing are those currently outstanding, and any other options that are granted under the 2007 Plan in the future. Attached to this Proxy Statement as Exhibit B is a copy of the proposed First Amendment to the 2007 Equity Incentive Plan, as submitted to the stockholders for their approval. The 2007 Plan, as amended by this proposal, will differ from the current 2007 Plan only in that the Board will be permitted to reprice options without stockholder consent.

Summary of the 2007 Equity Incentive Plan

The 2007 Plan authorizes the issuance of options to purchase shares of common stock and the grant of bonus stock awards and restricted common stock awards. Set forth below is a summary of the material terms of the 2007 Plan. The statements contained in the summary are intended only to summarize the 2007 Plan and are qualified in their entirety by reference to the 2007 Plan itself. If requested, we will provide, without charge, to each person to whom this proxy statement is delivered, a copy of the 2007 Plan. Any such request should be directed as follows: CECO Environmental Corp., 3120 Forrer Street, Cincinnati, Ohio, 45209, attention: Dennis W. Blazer. A copy may also be found attached as Exhibit B to our Proxy Statement for our 2007 annual meeting.

Administration. Administration of the 2007 Plan has been delegated to the Compensation Committee. The Compensation Committee consists of two (2) or more independent, non-employee directors, as defined in Rule 16b-3 promulgated under the Securities and Exchange Act of 1934, as amended, who are “outside directors” within the meaning of Section 162(m).

Eligibility. All of our employees, including those of our subsidiaries and those of our affiliates, are eligible to participate in the 2007 Plan. Our Directors and other persons that provide consulting services to us, our subsidiaries and our affiliates are also eligible to participate in the 2007 Plan. The term “affiliates” is used in this summary to refer to any person or entity that directly or indirectly controls, or is controlled by or is under common control with us. The term “subsidiary” is used in this summary to refer to any corporation or other corporate entity (other than the Company) in an unbroken chain of corporate entities beginning with the Company if each of the corporations or other corporate entity (other than the last corporation in the unbroken chain) owns stock possessing at least 50% of the total combined voting power of all classes of stock in one of the other corporations in such chain. As of December 31, 2008, the total number of employees and directors eligible to participate under the 2007 Plan is approximately 850.

Maximum Shares and Award Limits. Under the 2007 Plan, the maximum number of shares of common stock that may be subject to awards is 2,000,000, of which 1,591,892 shares were available for future grant as of December 31, 2008. There is no provision for automatically increasing either the number of shares of common stock allocated to the 2007 Plan without further approval by the stockholders. The terms of outstanding awards will be adjusted without the approval of our stockholders as the Compensation Committee determines is appropriate in the event of a stock dividend, stock split, reclassification of stock, merger, reorganization or similar event. If an option terminates, expires or becomes un-exercisable, or shares of common stock subject to a stock award are forfeited, the shares subject to such option or stock award are available under the first sentence of this paragraph for future awards under the 2007 Plan.

Stock Options. The 2007 Plan provides for the grant of both options intended to qualify as incentive stock options under Section 422 of the Code and options not intended to so qualify. Options intended to qualify as incentive stock options may be granted only to persons who are employees or employees of subsidiaries that are treated as corporations for federal income tax purposes. No participant may be granted incentive stock options that are exercisable for the first time in any calendar year for common stock having a total fair market value (determined as of the option grant) in excess of $100,000. The Compensation Committee will select the participants who are granted options and, consistent with the terms of the 2007 Plan, will prescribe the terms of each option, including the vesting rules for such option. The option exercise price for options cannot be less than the common stock’s fair market value on the date the option is granted, and in the event a grant of an option intended to be an incentive stock option to a participant is deemed to be a 10% owner of the Company or one of our subsidiaries, the exercise price of an incentive stock option cannot be less than 110% of the common stock’s fair market value on the date the option is granted. Generally, the option price must be paid in cash, however, if approved by the Compensation Committee, a cashless exercise will be permitted. Options may be exercised in accordance with requirements set by the Committee. The maximum period in which an option may be exercised will be fixed by the Committee, provided that (a) in order for options to qualify as incentive stock options, the maximum period cannot exceed ten years, and (b) in the event a participant is deemed to be a 10% owner of the Company or a subsidiary, the maximum period for an incentive stock option granted to such participant cannot exceed five years. Options will be nontransferable except in the event of the participant’s death.

Unless provided otherwise in a participant’s stock option agreement and subject to the maximum exercise period for the option, an option generally will cease to be exercisable upon the earlier of three months following the participant’s termination of service with us or our affiliate or the expiration date under the terms of the participant’s stock option agreement. The right to exercise an option will expire immediately upon the participant’s termination of service with us if the termination is for cause. Upon death or disability, the option exercise period is extended to the earlier of one year from the participant’s termination of service or the expiration date under the terms of the participant’s stock option agreement.

Stock Awards. The Compensation Committee also will select the participants who are granted bonus or restricted common stock awards and, consistent with the terms of the 2007 Plan, will establish the terms of each bonus or restricted common stock award. A bonus or restricted common stock award may be subject to payment by the participant of a purchase price for the shares of common stock subject to the award, and may be subject to vesting requirements or transfer restrictions or both, if so provided by the Committee. Those requirements may include, for example, a requirement that the participant complete a specified period of employment with the Company or its affiliate or the achievement of certain performance objectives. Any such performance objectives may be based on the individual performance of the participant, our performance or the performance of our affiliates, subsidiaries, divisions, departments or functions in which the participant is employed or has responsibility. A transfer of the shares of common stock subject to a restricted common stock award normally will be restricted prior to vesting.

Change in Capitalization. The number of shares of common stock covered by outstanding awards, the number or kind of shares of common stock which may be awarded under the 2007 Plan, and the exercise or purchase price of each outstanding award, and the like, shall be proportionally adjusted by the Compensation Committee in the event of a stock dividend, stock split, reclassification of stock, merger, reorganization or similar event. Such adjustment may not materially change the value of benefits available to a grantee under a previously granted award.

Merger, Consolidation or Asset Sale. If the Company is merged or consolidated with another entity or sells or otherwise disposes of substantially all of its assets to another company, or other change in control, then the vesting of all or part of an outstanding option or stock award may be accelerated in the sole discretion of the Board of Directors.

Amendment and Termination. No awards may be granted under the 2007 Plan after April 12, 2017, which is the tenth anniversary of the date on which the 2007 Plan was initially adopted by the Board of Directors. The Board of Directors may amend or terminate the 2007 Plan at any time, but an amendment will not become effective without the approval of our stockholders if stockholder approval is required by any applicable law, regulation or rule, including any rule of NASDAQ. As proposed to be amended, however, the Board may effect a repricing of options without stockholder consent. No amendment or termination shall, without a participant’s consent, adversely affect any rights of such participant under any award outstanding at the time such amendment is made; provided, however, that the Board of Directors, in the event of a change in control, replace the awards with substantially similar awards under another plan of another party to the change in control, make a payment to all participants with respect to options equal to the difference between the fair market value of the common stock on the date of the change in control and the exercise price per share of an option on the date of grant, or upon not less than seven days written notice to all holders of options, cause all options to terminate immediately prior to the effective time of the change of control during which seven day period the holders may exercise their vested options, and if the Board of Directors elects, accelerate the vesting of any or all options not then vested.

Federal Income Tax Aspects of the 2007 Equity Incentive Plan

The following is a brief summary of the federal income tax aspects of awards that may be made under the 2007 Plan based on existing U.S. federal income tax laws. This summary provides only the basic tax rules. It does not describe a number of special tax rules, including the alternative minimum tax and various elections that may be applicable under certain circumstances. The tax consequences of awards under the 2007 Plan depend upon the type of award and, if the award is to an executive officer, whether the award qualifies as performance-based compensation under Section 162(m) of the Code.

Incentive Stock Options. The recipient of an incentive stock option generally will not be taxed upon grant of the option. Federal income taxes are generally imposed only when the shares of stock from exercised incentive stock options are disposed of, by sale or otherwise. The amount by which the fair market value of the stock on the date of exercise exceeds the exercise price is, however, included in determining the option recipient’s liability for the alternative minimum tax. If the incentive stock option recipient does not sell or dispose of the stock until the later of more than one year after the receipt of the stock and two years after the option was granted, then, upon sale or disposition of the stock, the difference between the exercise price and the market value of the stock as of the date of exercise will be treated as a capital gain, and not ordinary income. If a recipient fails to hold the stock for the minimum required time, at the time of the disposition of the stock, the recipient will recognize ordinary income in the year of disposition in an amount equal to any excess of the market value of the common stock on the date of exercise (or, if less, the amount realized on disposition of the shares) over the exercise price paid for the shares. Any further gain (or loss) realized by the recipient generally will be taxed as short-term or long-term gain (or loss) depending on the holding period. The Company will not receive a tax deduction for incentive stock options which are taxed to a recipient as capital gains; however, the Company will receive a tax deduction if the sale of the stock does not qualify for capital gains tax treatment.

Nonqualified Stock Options. The recipient of stock options not qualifying as incentive stock options generally will not be taxed upon the grant of the option, provided that the option is granted with an exercise price no less than the fair market value of the stock on the date of grant. Federal income taxes are generally due from a recipient of nonqualified stock options when the stock options are exercised. The difference between the exercise price of the option and the fair market value of the stock purchased on such date is taxed as ordinary income. Thereafter, the tax basis for the acquired stock is equal to the amount paid for the stock plus the amount of ordinary income recognized by the recipient. The Company will be entitled to a tax deduction equal to the amount of ordinary income realized by the option recipient by reason of the exercise of the option.

Other Awards. The payment of other awards under the 2007 Plan will generally be treated as ordinary compensation income at the time of payment or, in the case of bonus or restricted common stock subject to a vesting requirement, at the time substantial vesting occurs. A recipient who receives bonus or restricted shares which are not substantially vested, may, within 30 days of the date the shares are transferred, elect in accordance with Section 83(b) of the Code to recognize ordinary compensation income at the time of transfer of the shares. The amount of ordinary compensation income is equal to the amount of any cash and the amount by which the then fair market value of any common stock received by the participant exceeds the purchase price, if any, paid by the participant. Subject to the application of Section 162(m), the Company will receive a tax deduction for the amount of the compensation income.

Information Regarding 2007 Plan Benefits

The awards that will be granted to eligible employees, directors and consultants under the 2007 Plan will be at the discretion of the Compensation Committee and, therefore, are not determinable at this time. The terms of any repricing are also not known at this time, so we are unable to predict the impact of any repricing on the stockholders. The following table sets forth, as of December 31, 2008, the total number of options and other awards granted to each of the following persons and groups under the 2007 Plan in 2008:

Option and Award Recipient	Options or Stock Awards Granted in 2008
Denis W. Blazer	12,000 shares of restricted stock[1]
Richard J. Blum	16,500 shares of restricted stock[1]
David D. Blum	12,400 shares of restricted stock[1]
All Executive Officers	40,900 shares of restricted stock[1]
Non-Executive Director Group	8,000 shares of restricted stock
Non-Executive Employee Group	170,000 stock options

[1]	Such restricted shares were based on performance goals, which were not met. Accordingly, all of such shares were forfeited.

Equity Compensation Plans

The table below provides information about our equity compensation plans at December 31, 2008:

Equity Compensation Plan Information

December 31, 2008	(a)	(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights, compensation plans	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders
1997 Stock Option Plan[1]	312,605	$6.92	—
2007 Equity Incentive Plan	220,000	$5.63	1,591,892
Equity compensation plans not approved by security holders[2]	750,500	$4.98	—
TOTAL	1,283,105	$5.56	1,591,892

[1]

The 1997 Stock Option Plan (the “1997 Plan”) was replaced with the 2007 Plan. The 1997 Plan remains in effect solely for the purpose of the continued administration of the options currently outstanding under the 1997 Plan.

[2]	Includes:

(a)	a warrant to purchase 224,000 shares of Common Stock for $2.9375 per share granted to Mr. Richard Blum on December 7, 1999, in connection with the acquisition of Kirk & Blum and kbd/Technic;
(b)	a warrant to purchase 168,000 shares of Common Stock for $2.9375 per share granted to Mr. David Blum on December 7, 1999, in connection with the acquisition of Kirk & Blum and kbd/Technic; and
(c)	a warrant to purchase 108,500 shares of Common Stock for $2.9375 per share granted to Mr. Larry Blum on December 7, 1999, in connection with the acquisition of Kirk & Blum and kbd/Technic.

Recommendation of our Board of Directors

To approve the First Amendment to the 2007 Equity Incentive Plan, a majority of the votes of the shares present at the meeting and entitled to vote must vote “FOR” the approval of the First Amendment to the 2007 Equity Incentive Plan. Unless you direct otherwise, if you grant a proxy your shares will be voted “FOR” the proposal to approve the First Amendment to the 2007 Equity Incentive Plan.

The Board of Directors recommends a vote “FOR” the approval of the First Amendment to the 2007 Equity Incentive Plan.

PROPOSAL 4

APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

At the recommendation of the Audit Committee, the Board of Directors has appointed the firm of BDO Seidman, LLP (“BDO”) as our independent registered public accounting firm for the fiscal year ending December 31, 2009. On September 2, 2008 (the “Dismissal Date”), our Audit Committee recommended and approved the dismissal of Battelle & Battelle LLP (“Battelle”) as our independent registered public accounting firm, as disclosed in the Form 8-K the Company filed with the Securities and Exchange Commission on September 4, 2008. On September 4, 2008, the Audit Committee recommended and approved the selection of

BDO as our independent registered public accounting firm to review our consolidated financial statements beginning with the fiscal quarter ended September 30, 2008, and to serve as our independent registered public accounting firm for the year ended December 31, 2008.

The audit reports of Battelle on the consolidated financial statements of the Company and its subsidiaries as of and for the years ended December 31, 2007 and 2006 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles, except that Battelle’s report on the Company’s internal control over financial reporting as of December 31, 2007 contained an adverse opinion on the effectiveness of the Company’s internal control over financial reporting because of material weaknesses.

During the years ended December 31, 2007 and 2006 and through the Dismissal Date, there were no disagreements between the Company and Battelle on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Battelle, would have caused Battelle to make reference to the subject matter of the disagreement in connection with its report on the financial statements of the Company for such years.

During the years ended December 31, 2007 and December 31, 2006 and through the Dismissal Date, there were no reportable events (as defined in Regulation S-K Item 304(a)(1)(v)), except that, as previously disclosed by the Company in its Annual Report on Form 10-K for the year ended December 31, 2007, Battelle opined that the Company did not maintain effective internal control over financial reporting as of December 31, 2007 because of the effect of the following material weaknesses identified in management’s assessment:

Financial Close and Reporting Process

The Company did not maintain effective controls, including monitoring, over the financial close and reporting process. Specifically, the following deficiencies in the aggregate constituted a material weakness:

•	The Company did not maintain formal, written policies and procedures governing the financial close and reporting process.

•	The Company did not maintain effective controls to ensure that management oversight and review procedures were performed over accounts and disclosures in the financial statements.

•

The Company did not maintain effective controls over the recording of recurring and non-recurring journal entries. Effective controls were not designed to provide reasonable assurance that journal entries were prepared with sufficient supporting documentation, that journal entries were reviewed and approved, and that journal entries were complete and accurate.

•	The Company did not maintain effective controls to provide reasonable assurance that the detail supporting the underlying financial statement accounts were complete and accurate.

•	The Company did not maintain effective controls to ensure that reconciliations of the underlying financial statement accounts were properly performed, reviewed and approved.

Information Technology Applications and Infrastructure

The Company did not maintain effective controls over financial reporting related to information technology applications and infrastructure. Specifically, the following deficiencies in the aggregate constituted a material weakness:

•

The Company did not maintain effective design of controls over access to financial reporting applications and data. Controls do not limit access to programs and data to only authorized users. In addition, controls lack the requirement of periodic reviews and monitoring of such access.

•

The Company did not maintain effective controls to communicate policies and procedures governing information technology security and access. Furthermore, the Company did not maintain effective logging and monitoring of servers and databases to ensure that access was both appropriate and authorized.

•

The Company did not maintain effective controls designed to ensure that information technology program and data changes were authorized. In addition, the Company’s controls did not ensure that the information technology program data changes were adequately tested for accuracy before implementation.

•

The Company did not maintain effective controls over end user computing applications, such as spreadsheets, used in the Company’s financial reporting process. Specifically, controls were not designed to ensure that access was restricted to appropriate personnel, and that unauthorized modification of the data or formulas within spreadsheets was prevented.

Segregation of Duties

The Company did not establish and maintain adequate segregation of duties without appropriate alternative controls. In addition, the Company has not made assignments and delegation of authority with clear lines of communication in order to provide effective control over the Company’s financial reporting process at the Corporate or Divisional level.

Lack of segregation of duties may impair the effectiveness of other internal controls over financial reporting which could result in material misstatements in the Company’s interim and annual financial statements.

Entity-level Controls

The Company did not maintain effective entity-level controls as it relates to internal control over financial reporting. Specifically, the following deficiencies in the aggregate constituted a material weakness:

•

The Company did not maintain effective communication of and education on a control framework. In addition, the Company did not maintain effective communication regarding management’s expectations for controls, and business process owners’ accountability for controls.

•

The Company could not sufficiently evidence the performance of many of its internal control activities across the organization. This included controls over management’s assertions with regard to the validity, completeness, timeliness, cutoff and accuracy of calculations and transactions.

•	Job descriptions and the assignment of responsibilities have not been formalized.

•

The Company did not establish an adequate system for monitoring the adequacy of controls. The Company’s process did not include a sustainable process for periodically evaluating control design and operating effectiveness across the Company on an ongoing basis.

•

The Company did not perform a formalized risk assessment involving the appropriate levels of management to ensure the reliability of financial reporting. A formal process does not exist to identify internal and external factors and to evaluate the impact these factors have on the preparation of the financial statements.

•

The Company did not maintain a comprehensive, centrally coordinated enterprise-wide fraud risk management program. Furthermore, the Company did not have a specific, comprehensive fraud risk management program related to internal control over financial reporting.

•

The Company lacks a formalized process for determining, monitoring, disseminating, implementing and updating accounting policies and procedures relating to initiating, authorizing, recording, processing and reporting of transactions.

•

Senior management did not establish and maintain a proper tone as to internal control over financial reporting. Specifically, senior management did not emphasize, through consistent communication, the importance of internal control over financial reporting.

The material weaknesses described above were discussed by the Company’s management and the Audit Committee of the Board of Directors of the Company with Battelle.

The actions we have taken to remediate the described material weaknesses were disclosed in the 2007 Annual Report under Item 9A, our Quarterly Report on Form 10-Q for quarterly period ended March 31, 2008 under Item 4, our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2008 under Item 4, our Quarterly Report on Form 10-Q for the quarterly period ended November 30, 2008 under Item 4, our Current Report on Form 8-K dated May 27, 2008, and our 2008 Annual Report on Form 10-K under Item 9A, each of which Item is hereby incorporated herein by reference.

For the year ended December 31, 2008, BDO also opined that the Company did not maintain, in all material respects, effective internal control over financial reporting as of December 31, 2008, based on the COSO criteria. The material weakness identified and management’s remediation plans regarding this weakness have been disclosed in our 2008 Annual Report on Form 10-K under Item 9A.

In connection with the transition of independent accountants from Battelle to BDO, we have authorized Battelle to respond fully to any inquiries it may receive from BDO with respect to the matters discussed above.

CECO provided to Battelle an advance copy of the disclosure included in CECO’s Current Report on Form 8-K, filed September 4, 2008 (the “Change of Auditors Report”), with respect to our decision to change auditors to enable Battelle to review it and advise us as to whether Battelle agreed with such disclosure or to specify any matters with which it did not agree. Battelle responded that it agreed with that disclosure contained therein. We included a copy of Battelle’s letter to that effect as an exhibit to the Change of Auditors Report.

During the years ended December 31, 2007 and 2006, and through the Dismissal Date, neither the Corporation, nor anyone on its behalf, consulted with BDO regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements; or (ii) any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions, or a reportable event, as that term is described in Item 304(a)(1)(v) of Regulation S-K.

The Audit Committee pre-approves any engagement of BDO and has the ultimate authority and responsibility to select, evaluate and where appropriate, replace the independent registered public accounting firm and nominate an independent registered public accounting firm for shareholder approval.

A representative of BDO is expected to be present at the Annual Meeting and will have the opportunity to make a statement and to respond to appropriate questions. Although stockholder approval of the selection of BDO is not required by law, the Board of Directors believes that it is advisable to give stockholders an opportunity to ratify this selection. If the stockholders fail to ratify the appointment of BDO, the Audit Committee may reconsider the selection.

Independent Registered Public Accounting Firm Fees

The following table sets forth the fees for services provided by Battelle & Battelle LLP for the fiscal years ended December 31, 2007 and December 31, 2008, and BDO Seidman, LLP for the fiscal year ended December 31, 2008.

	Fiscal Year 2007	Fiscal Year 2008
	Battelle	Battelle	BDO
Audit Fees	$426,652	$117,110	$385,000
Audit-Related Fees	$71,815	$3,200	—
Tax Fees	$80,500	$5,500	—
All Other Fees	—	—	—
Total	$578,967	$125,800	$385,000

The following is a description of the nature of the services comprising the fees disclosed in the table above for each of the four categories of services. The Audit Committee has considered whether providing non-audit services is compatible with maintaining BDO’s independence.

Audit Fees

These are fees for professional services for the audits of our annual consolidated financial statements and internal controls, the review of financial statements included in Quarterly Reports on Form 10-Q, and services that are normally rendered in connection with statutory and regulatory filings or engagements.

Audit-Related Fees

These are fees for assurance and related services that are reasonably related to the performance of the audit or the review of our financial statements that are not included as audit fees. These services include services rendered by Battelle in fiscal year 2007 in connection with our public offering and with an SEC comment letter, and in fiscal year 2008 in connection with an SEC comment letter.

Tax Fees

These are fees for professional services rendered by Battelle with respect to tax compliance, tax advice and tax planning. These services include tax return preparation and consulting on tax planning matters.

All Other Fees

These are fees for other services rendered by Battelle or BDO that do not meet the above category descriptions.

Audit Committee Pre-Approval Policy

The Audit Committee is responsible for pre-approving all audit services and permitted non-audit services (including the fees and retention terms) to be performed for the Company by its auditors prior to their engagement for such services. The Audit Committee has delegated to each of its members the authority to grant pre-approvals, such approvals to be presented to the full Committee at the next scheduled meeting. None of the fees paid to Battelle under the categories Audit-Related and Tax were approved by the Audit Committee after the services were rendered pursuant to the de minimis exception established by the SEC.

The affirmative vote of a majority of the votes cast on this proposal at the Annual Meeting with a quorum present is required to approve this proposal.

The Board of Directors recommends a vote “FOR” the ratification of the appointment of BDO Seidman, LLP as independent registered public accounting firm of CECO for fiscal year 2009.

ADDITIONAL INFORMATION

Other Matters

As of the date of this Proxy Statement, the Board of Directors knows of no matters which will be presented for consideration at the Annual Meeting other than the proposals set forth in this Proxy Statement. If any other matters properly come before the Annual Meeting, it is intended that the persons named in the proxy will vote the shares they represent as the Board of Directors may recommend.

A copy of CECO’s annual report on Form 10-K for the fiscal year ended December 31, 2008, as filed with the Securities and Exchange Commission, without exhibits, will be sent to any stockholder without charge upon written request addressed to CECO Environmental Corp., to the attention of the Secretary, 3120 Forrer Street, Cincinnati, Ohio 45209.

Stockholder Proposals for 2009 Annual Meeting

Shareholders who, in accordance with Securities and Exchange Commission Rule 14a-8, wish to present proposals for inclusion in the proxy materials to be distributed in connection with next year’s annual meeting Proxy Statement must submit their proposals so that they are received by the Secretary of the Company at 3120 Forrer Street, Cincinnati, Ohio 45209, no later than the close of business on December 16, 2009. As the rules of the Securities and Exchange Commission make clear, simply submitting a proposal does not guarantee that it will be included. Any shareholder proposal not intended to be included in the proxy statement for consideration at our 2010 annual meeting will be considered untimely unless received by the Secretary of the Company no later than March 1, 2010.

Method of Proxy Solicitation

The cost of solicitation of the proxies will be borne by us. In addition to solicitation of the proxies by use of the mails, our employees, without extra remuneration, may solicit proxies personally or by telephone. We will reimburse brokerage firms, nominees, custodians and fiduciaries for their out-of-pocket expenses for forwarding proxy materials to beneficial owners and seeking instruction with respect thereto.

By Order of the Board of Directors

/s/ Phillip DeZwirek
Phillip DeZwirek
Chairman of the Board of Directors and Chief Executive Officer

April 15, 2009

EXHIBIT A

CECO ENVIRONMENTAL CORP.

EMPLOYEE STOCK PURCHASE PLAN

WITNESSETH:

WHEREAS, CECO Environmental Corp. (the “Corporation”) desires to provide eligible employees of the Corporation and its subsidiaries interest in the Corporation through the purchase of shares of common stock of the Corporation (“Common Stock”); and

WHEREAS, the Corporation desires to offer further inducement to eligible employees to remain as employees by providing a plan for the purchase of Common Stock at a discounted rate.

NOW, THEREFORE, the Corporation hereby establishes this Employee Stock Purchase Plan (the “Plan”) pursuant to the provisions of Section 423 of the Internal Revenue Code of 1986, as amended, as follows:

ARTICLE I

ESTABLISHMENT OF PLAN

The Plan is hereby established effective as of the later of June 1, 2009 or the date the registration of the Common Stock to be issued hereunder is declared effective by the Securities and Exchange Commission or such other date as the Committee shall determine; provided, however, that this Plan shall not become effective unless it has received the approval or such other date as the Committee shall determine of the holders of a majority of the issued and outstanding Common Stock of the Corporation who are either present or represented and entitled to vote at a meeting of shareholders of the Corporation duly held within twelve (12) months after the date the Plan is adopted by the Board of Directors of the Corporation.

ARTICLE II

DEFINITIONS AND CONSTRUCTION

Section 2.01 Definitions. When the initial letter of a word or phrase is capitalized, the meaning of such word or phrase shall be as follows:

(a)	“Account” means one or more bookkeeping accounts where a recording of each Participant’s interest in the Plan, consisting of the sum of the Participant’s payroll deductions under the Plan and the number of shares of Common Stock purchased by the Participant, all of which shall be maintained by the Custodian. Each Account shall be in the name of the Participant or, if permitted by the Committee and so indicated on his or her enrollment form, in his or her name jointly with a member of his or her family, with right of survivorship. If permitted by the Committee, a Participant who is a resident of a jurisdiction which does not recognize such a joint tenancy may have an Account in his or her name as tenant in common with a member of his or her family, without rights of survivorship.

(b)	“Act” means the Securities Exchange Act of 1934, as amended.

(c)	“Board of Directors” means the board of directors of the Corporation as it shall exist from time to time.

(d)	“Code” means the Internal Revenue Code of 1986, as amended or any subsequently enacted federal revenue law, as well as any regulations duly promulgated thereunder.

(e)	“Committee” means (i) the Compensation Committee of the Board of Directors, or (ii) another committee of the Board of Directors designated by the Board of Directors to act as the Committee for purposes of this Plan, or (iii) the Board of Directors if it determines that it shall act as the Committee for purposes of this Plan.

(f)	“Common Stock” means the shares of Common Stock, $0.01 par value, of the Corporation.

(g)	“Corporation” means CECO Environmental Corp., a Delaware corporation, and its successors (by merger, consolidation or otherwise) and assigns.

(h)	“Custodian” means any party designated by the Committee pursuant to Section 7.02 to act as custodian of the Plan.

(i)	“Effective Date” means the effective date of this Plan, which is the later of June 1, 2009 or the date the registration of shares of Common Stock to be issued hereunder with the Securities and Exchange Commission is declared effective, or such other date as the Committee shall determine.

(j)	“Eligible Employee” means any person employed by the Corporation or any of its subsidiaries or controlled entities (as designated by the Committee) other than the Corporation’s non-U.S. subsidiaries designated by the Committee, except for:

(1)	employees who have been employed less than six (6) months; or

(2)	employees whose customary employment is twenty (20) hours or less per week.

In applying the six-month employment requirement of Section 2.01(j)(1) above, such employee’s period of employment shall include any period of employment with any employer acquired by the Corporation.

(k)	“Fair Market Value” means the closing trading price of a share of Common Stock as reported on any national securities exchange on which the shares are listed (or, if listed on more than one such exchange, then on the one located in New York City), or if not so listed, the price reasonably determined by the Committee in accordance with Treas. Reg. section 20.2031-2.

(l)	“Offering Date” means the first business day of each of July and January during the Plan Term on which Fair Market Value can be determined and Common Stock is offered for purchase hereunder and/or such other date or dates selected by the Committee from time to time on which Common Stock is offered for purchase hereunder (with Fair Market Value determined on such date or, if not quoted on such date, on the last day prior thereto on which Fair Market Value is quoted). The first Offering Date shall be the effective date of this Plan, and the second Offering Date Shall be January 1, 2010, or such other dates as determined by the Committee.

(m)	“Offering Period” means a period commencing on an Offering Date and ending on the Purchase Date following such Offering Date; provided, that the first Offering Period shall commence on the Effective Date and end December 31, 2009.

(n)	“Participant” means an Eligible Employee who (i) authorizes the Corporation to make payroll deductions from Plan Compensation for the purpose of purchasing Common Stock pursuant to the Plan, (ii) has commenced participation in the Plan pursuant to Section 3.01, and (iii) has not incurred a withdrawal, voluntary or involuntary, pursuant to Article VI.

(o)	“Payday” means the date on which an Eligible Employee receives any Plan Compensation.

(p)	“Plan” means this CECO Environmental Corp. Employee Stock Purchase Plan.

(q)	“Plan Compensation” means all compensation paid by the Corporation or any subsidiary to an employee through their respective payroll systems for services as an employee, including wages, salary, incentive compensation and bonuses, but excluding therefrom profit sharing payments, stock incentive program payments and all other fringe benefit payments.

(r)	“Plan Term” means the period from the Effective Date to and including May 31, 2019.

(s)	“Purchase Date” means the last business day of each December and June during the Plan Term on which Fair Market Value can be determined and on which Common Stock is acquired hereunder and/or such other date or dates selected by the Committee from time to time on which Common Stock is acquired hereunder (with Fair Market Value determined on such date or, if not quoted on such date, on the last day prior thereto on which Fair Market Value is quoted); provided, that the first Purchase Date shall be the last business day of December 2009, or such other Purchase Date determined by the Committee.

(t)	“Purchase Price” means the price per share of Common Stock for purchase by Participants as defined in Section 5.02.

(u)	“Section,” when not preceded by the word “Code,” means a section of this Plan.

Section 2.01 Definitions. Construction and Governing Law.

(a) This Plan shall be construed, enforced and administered and the validity thereof determined in accordance with the Code and the regulations thereunder, and in accordance with the laws of the State of Delaware when such laws are not inconsistent with the Code.

(b) This Plan is intended to qualify as an employee stock purchase plan under Code Section 423 and the regulations thereunder. The provisions of the Plan shall be construed so as to fulfill this intention.

ARTICLE III

PARTICIPATION

Section 3.01 Participation. Any person who is an Eligible Employee as of any Offering Date under this Plan may become a Participant in this Plan beginning on such Offering Date by completing and delivering to the Committee such enrollment form(s) as the Committee shall require to authorize payroll deductions and to request participation in this Plan no later than ten (10) business days prior to such Offering Date or such other deadline as may be prescribed by the Committee.

Section 3.02 Payroll Deductions.

(a) Payroll deductions for a Participant shall commence on the first Payday after the Offering Date when the Eligible Employee becomes a Participant and shall continue thereafter until the earlier of (i) the termination of this Plan, as provided in Section 8.02, or (ii) the date the Participant suspends his or her payroll deductions pursuant to paragraph (b) of this Section 3.02. Each Participant shall authorize his or her employer to make deductions from Participant’s Plan Compensation on each Payday during such time as he or she is a Participant in the Plan at whole percentage rates from 2% through 8% of the Participant’s Plan Compensation; provided, however, that the maximum aggregate amount that may be deducted from a Participant’s Plan Compensation during any calendar year shall be Ten Thousand Dollars ($10,000), or such other amount as may be determined by the Committee.

(b) A Participant may increase, decrease or suspend his or her payroll deduction one time only between Offering Dates during participation effective as of the Payday following delivery of written notice to the Committee, or as soon as administratively reasonable thereafter. A Participant’s suspension of payroll deductions shall not automatically result in withdrawal from participation in the Plan. If a Participant, on any scheduled Payday, shall receive no pay or his or her net pay shall be insufficient, after all required deductions, to permit withholding the payroll deduction in full as authorized hereunder and in the enrollment form, the Corporation or its subsidiary shall (i) if the pay is insufficient for any deduction hereunder, suspend the deduction until the next Payday in which Participant’s net pay is sufficient for such withholding, or (ii) if the pay is insufficient for a full deduction hereunder, effect a partial deduction equal to the net pay available for such deduction; provided, however, that no withdrawal shall be deemed to have occurred in either event. If no deduction or if a partial deduction is effected, no carryover of the balance of the authorized deduction shall occur.

Section 3.03 Participant’s Account. On each Payday, the Corporation or its subsidiary, as the case may be, shall deduct the authorized amount from each Participant’s Plan Compensation and, as soon as administratively reasonable, shall report the amount of such deductions to the Custodian. The Custodian shall credit the Account of each Participant with the amount of the Participant’s payroll deduction under the Plan effective as of the Payday on which it was deducted. Interest may be earned and retained by the Corporation but interest shall not be paid on amounts held in a Participant’s Account.

ARTICLE IV

COMMON STOCK

The shares subject to issuance under this Plan shall be Common Stock. The total number of shares of Common Stock which may be purchased under this Plan shall not exceed in the aggregate of million five hundred thousand (1,500,000) shares, of which not more than one hundred fifty thousand (150,000) shares of Common Stock shall be issued in any one calendar year during the Plan Term, except as such numbers of shares of Common Stock shall be or have been adjusted in accordance with Sections 5.01(a) and 8.01 of this Plan. In the event the aggregate number of shares of Common Stock issuable for any calendar year shall exceed one hundred fifty thousand (150,000) shares of Common Stock (adjusted pursuant to Sections 5.01(a) and 8.01 of the Plan) (the “Annual Maximum”), the Committee shall reduce proportionately each Participant’s purchase hereunder to the extent necessary so that the aggregate number of shares of Common Stock will not exceed the Annual Maximum (allocated proportionately for each Purchase Date during each calendar) and if any such reduction results in cash credited to a Participant’s Account, such cash credited shall remain credited to the Participant’s Account and be used to purchase Common Stock on the next Purchase Date. Common Stock required to satisfy purchases pursuant to the Plan shall be provided out of the Corporation’s authorized and unissued shares or treasury shares or acquired by the Corporation in open market transactions or private transactions. If shares of Common Stock are purchased in one or more transactions on the open market or in private transactions at the direction of the Committee, the Corporation will pay the difference between the Purchase Price and the price at which such shares are purchased for Participants.

ARTICLE V

PURCHASE OF COMMON STOCK

Section 5.01 The Offering.

(a) The Corporation shall offer an aggregate of seventy-five thousand (75,000) shares of Common Stock for purchase by Participants during each Offering Period pursuant to the terms of this Plan, or such other amount determined by the Committee. Unless otherwise determined by the Committee, the number of shares of Common Stock offered in each Offering Period hereunder shall be increased by the aggregate number of shares of Common Stock, if any, which were offered but not purchased during prior Offering Periods and shall be subject to further adjustment in accordance with Section 8.01 of this Plan.

(b) Notwithstanding any provision in this Plan to the contrary:

(1) a Participant may not purchase Common Stock hereunder to the extent that, after such purchase, the Participant would own (or be considered to own) of record or beneficially shares in the Corporation possessing five percent (5%) or more of the total combined voting power or value of all classes of shares of the Corporation, within the meaning of Code Section 423(b)(3); and

(2) no Participant may be granted rights to purchase Common Stock under this Plan and all employee stock purchase plans of the Corporation and its subsidiaries which accrue at a rate that exceeds Twenty

Five Thousand Dollars ($25,000) of Fair Market Value of shares of Common Stock (determined at the Offering Date) for each calendar year during which such a right to purchase Common Stock is outstanding, as provided in Code Section 423(b)(8).

Section 5.02 Purchase Price. The “Purchase Price” for Common Stock purchased shall be equal to the lesser of (a) 85% of Fair Market Value per share of the Common Stock on the Offering Date, or (b) 85% of Fair Market Value per share of the Common Stock on the Purchase Date.

Section 5.03 Purchase of Common Stock; Limitations.

(a) Within ten (10) days following each Purchase Date during the Plan Term, the Committee shall determine the Purchase Price per share of Common Stock in accordance with Section 5.02 herein. Each Participant shall thereupon automatically purchase from the Corporation and the Corporation, upon payment of the purchase price by the Custodian, shall cause to be issued to the Participant, as promptly as administratively possible, that number of shares (including fractional shares unless otherwise determined by the Committee) of Common Stock which such Participant’s Account shall enable such Participant to purchase at the Purchase Price. Irrespective of the actual date of purchase, the date of purchase of Common Stock hereunder shall be deemed the Purchase Date. All shares purchased shall be maintained by the Custodian in the Account for each Participant. All cash dividends paid with respect to shares of the Common Stock held in the Account shall be added to the Participant’s Account and shall be used to purchase shares of Common Stock at the next Purchase Date. Expenses incurred in the purchase of such shares shall be paid by the Corporation. All dividends distributed in-kind with respect to Common Stock held in the Account shall be added to the shares held for a Participant in his or her Account. Any distribution of shares with respect to shares of Common Stock held for a Participant in his or her Account shall be added to the shares of Common Stock held for a Participant in his or her Account.

(b) A Participant shall have no interest in, or rights as a shareholder with respect to, Common Stock subject to purchase under this Plan until such shares of Common Stock have been issued to the Participant.

Section 5.04 Sale of Common Stock. Unless otherwise prohibited by law or policy of the Corporation, the Committee may permit a Participant to have the right at any time to direct that any shares of Common Stock in his or her Account be sold and that the proceeds, less expenses of sale, be remitted to him or her.

ARTICLE VI

WITHDRAWAL

Section 6.01 Voluntary Withdrawal. A Participant may withdraw from participation in the Plan at any time. A Participant’s withdrawal shall be effective as of the Payday following delivery of written notice to the Committee, or as soon as administratively reasonable thereafter. The Committee shall notify the Custodian of the withdrawal of any Participant. As soon as administratively reasonable after the effective date of a Participant’s withdrawal from the Plan, the cash balance of the Participant’s Account shall be paid to him or her in cash. Upon a voluntary withdrawal of a Participant, the Participant may elect to have his or her shares sold by the Custodian and the proceeds, after selling expenses, remitted to him or her or the Participant may elect to have the shares of Common Stock credited to his or her Account or a certificate (if the Company Stock is certificated) for the shares of Common Stock credited to the Participant’s Account forwarded to him or her or a third party directed by him or her. No partial withdrawals are permitted. Any Eligible Employee who withdraws from the Plan shall be entitled to resume payroll deductions and become a Participant only after compliance with Section 3.01.

Section 6.02 Involuntary Withdrawal. Upon termination of a Participant’s employment with the Corporation or its subsidiaries for any reason, or no reason, including resignation, discharge (with or without cause), disability or retirement, the cash balance of the Participant’s Account shall be paid to the Participant and the shares of Common Stock held in the Participant’s Account shall be remitted to the Participant, or, in the case of the Participant’s death, to the Participant’s beneficiary as provided in Section 6.04. The Corporation or the Custodian shall pay such amount as soon as administratively reasonable after the Committee has received notification of such termination of employment.

Section 6.03 Interest. No payroll deductions or Account balances paid to a Participant, or paid to any beneficiary in accordance with Section 6.04, shall be credited with interest.

Section 6.04 Participant’s Beneficiary.

(a) A Participant may file with the Committee a written designation of a beneficiary who is to receive any Common Stock or cash credited to the Participant’s Account under this Plan in the event of the Participant’s death. Such designation of beneficiary may be changed by the Participant at any time by written notice to the Committee on the form approved by the Committee.

(b) Upon the death of a Participant, and on receipt by the Committee of reasonable proof of the identity and existence of the Participant’s designated beneficiary, the Committee shall cause delivery of the shares or cash as provided in Section 6.04(a), if any, to such beneficiary as soon as administratively reasonable. If a Participant dies without a surviving designated beneficiary, the Committee shall cause delivery of such shares or cash to the estate or a representative of the estate of the Participant.

(c) No designated beneficiary and no heir or beneficiary of the estate of a deceased Participant shall acquire any interest in the Common Stock or cash credited to the Participant’s Account under this Plan prior to the death of the Participant.

ARTICLE VII

PLAN ADMINISTRATION

Section 7.01 Administrative Committee.

(a) The Plan shall be administered, at the expense of the Corporation, by the Committee.

(b) The Committee shall be vested with full authority to take any and all actions necessary to implement this Plan and to interpret this Plan and make, rescind, administer and interpret such rules and regulations as it deems necessary to administer the Plan. Any determination, construction, interpretation, administration, or application of the Plan by the Committee shall be final, conclusive and binding on all Participants, beneficiaries and any and all other persons claiming under or through any Participant. The Committee may delegate administration of this Plan to one or more employees or positions of the Corporation or to an administrative committee appointed by the Committee or by the Corporation.

(c) Service on the Committee shall constitute service as a director of the Corporation so that members of the Committee shall be entitled to such indemnification and reimbursement as directors of the Corporation as provided in its Articles of Incorporation and/or Bylaws.

Section 7.02 Custodian.

(a) The Committee, in its sole discretion, shall appoint a Custodian. The Custodian may be removed by the Committee at any time.

(b) The Custodian shall keep or cause to be kept accurate and detailed bookkeeping accounts of all contributions, receipts, disbursements and transfers of cash and shares of Common Stock under the Plan, and all bookkeeping accounts, books and records relating thereto shall be open to inspection and audit at all reasonable times by any person designated by the Board of Directors or the Committee.

(c) The expenses of the Custodian shall be borne by the Corporation.

Section 7.03 Transferability. Neither payroll deductions credited to a Participant’s Account nor any rights with regard to the purchase or receipt of Common Stock under this Plan may be assigned, transferred, pledged or otherwise disposed of in any way by the Participant, except with respect to the death of the Participant as provided in Sections 6.02 and 6.04. Any such attempted assignment, transfer, pledge, or other disposition shall be without effect, except that the Committee, in its sole discretion, may treat such act as an election to withdraw from the Plan in accordance with Section 6.01.

Section 7.04 Separate Accounting for Payroll Deductions. All funds received or held by the Corporation under this Plan may be used for the Corporation’s general corporate purposes, and the Corporation shall not be obligated to segregate such payroll deductions.

Section 7.05 Only Employees Eligible To Participate. Notwithstanding any other provision of the Plan, to be eligible to purchase Common Stock hereunder as of a Purchase Date, a Participant must remain an employee at all times from the Offering Date through such Purchase Date.

Section 7.06 Equal Rights and Privileges. Notwithstanding any other provision of the Plan, all Eligible Employees shall have the same rights and privileges under the Plan, as required by Code Section 423 and the regulations thereunder, and the Committee shall administer the Plan and interpret and apply the provisions of the Plan accordingly.

ARTICLE VIII

AMENDMENT AND TERMINATION

Section 8.01 Adjustment of Stock. In the event of any change after the Effective Date in the outstanding shares of the Corporation by reason of any reorganization, recapitalization, stock split, stock dividend, combination of shares, exchange of shares, merger or consolidation, liquidation, or any other change after the effective date of the Plan in the nature of the Common Stock of the Corporation, the Committee shall make a corresponding adjustment in the number and kind of shares reserved under this Plan, and in the purchase price and the number and kind of shares covered by outstanding purchase commitments under this Plan as determined by the Committee. Any determination by the Committee hereunder shall be conclusive, final and binding on all persons. If the Corporation is a party to a consolidation or a merger in which the Corporation is not the surviving corporation, a transaction that results in the acquisition of substantially all of the Corporation’s outstanding stock by a single person or group, or a sale or transfer of substantially all of the Corporation’s assets, the Committee may take such actions with respect to this Plan as the Committee deems appropriate.

Section 8.02 Amendment and Termination.

(a) The Board of Directors, except any members participating in this Plan, may at any time and from time to time, alter, amend, suspend, or terminate this Plan in any way; provided, however, that if this Plan is terminated the effective date of termination shall be immediately after the next Purchase Date; provided further, that the Board of Directors may not, without approval by the holders of the issued and outstanding shares of Common Stock:

(1) increase the maximum number of shares of Common Stock which may be issued under this Plan (other than to reflect adjustment permitted under Section 8.01 hereof);

(2) change the class of shares which may be issued under this Plan;

(3) change the designation of the persons or class of persons eligible to participate and receive Common Stock under this Plan; or

(4) change the provision of Section 5.02 concerning the Purchase Price.

(b) Unless earlier terminated by the Board of Directors pursuant to paragraph (a) of this Section 8.02, this Plan will terminate on the earlier of: (i) the last day of the Plan Term, or (ii) the date on which the authorized remaining Common Stock reserved for this Plan are not sufficient to enable each Participant on such date to purchase at least one share of Common Stock. No purchases of Common Stock shall be made after the termination of this Plan.

ARTICLE IX

MISCELLANEOUS

Section 9.01 Notices. All notices or other communications by a Participant to the Committee under or in connection with the Plan shall be deemed to have been duly given when received by the Secretary of the Board of Directors of the Corporation or when received in the form and at the location or by the person specified by the Committee. Any notices or other communications by the Committee to a Participant under or in connection with this Plan shall be deemed to have been duly given when mailed by the Committee to the most recent address of the Participant on the business records of the Corporation.

Section 9.02 No Right To Continued Employment. Neither enrollment in the Plan, the purchase of Common Stock hereunder, nor participation otherwise in the Plan shall impose any obligation on the Corporation or any subsidiary to continue to employ any person.

Section 9.03 Notice of Sale. As a condition of participation in this Plan, each Participant agrees to notify the Corporation if he or she sells or otherwise disposes of any of his or her shares of Common Stock purchased pursuant to this Plan within two years of the Offering Date on which such shares were offered or within one year of the Purchase Date on which such shares were purchased. Notwithstanding anything herein to the contrary, the Corporation (or employer) shall have the right to satisfy any obligations to withhold taxes incurred by reason of the issuance and/or sale of Common Stock hereunder.

EXHIBIT B

FIRST AMENDMENT TO

CECO ENVIRONMENTAL CORP. 2007 EQUITY INCENTIVE PLAN

The following First Amendment to the CECO Environmental Corp. 2007 Equity Incentive Plan, effective April 12, 2007 (the “Plan”), was adopted by the Board of Directors on March 31, 2009, and became effective by shareholder approval at the annual meeting on May 21, 2009. Capitalized terms used herein shall have the meanings ascribed in the Plan, unless otherwise defined herein.

AMENDMENT

1. Paragraph 17 of the Plan is hereby struck and replaced in its entirety with the following:

“17. TERMINATION AND AMENDMENT OF THE PLAN.

The Board may at any time, and from time to time, suspend, terminate, modify or amend the Plan in any respect. Specifically, and without limiting the foregoing, the Board is hereby authorized to and may, it its discretion and without stockholder approval: (i) amend the provisions relating to Options held by one or more persons and issued under the Plan to permit adjustment of the exercise price of those Options, or (ii) cancel existing Options held by one or more persons, with the consent of the Participant holding such Options, in exchange for new Options, in such number and at such exercise price as determined by the Board (each event under (i) and (ii), a “repricing”); provided that any adjustment of the exercise price of an Option or any amendment or exchange of an Option shall not be effective if it would be deemed to result in the deferral of compensation with respect to a Participant under Code Section 409A.

The Board may determine that stockholder approval of any amendment to this Plan may be advisable for any reason, including but not limited to, for the purpose of obtaining or retaining any statutory or regulatory benefits under tax, securities or other laws or satisfying applicable stock exchange listing requirements.

Such suspension, termination, modification or amendment may not affect the rights of a Participant under an outstanding Award without the Participant’s consent, except the Board may, in connection with a Change in Control, either: (i) replace the Awards granted under this Plan with substantially similar awards under another plan of another party to the Change in Control; (ii) make a payment to all Participants with respect to Options equal to the difference between the Fair Market Value of the Common Stock on the date of the Change in Control and the exercise price per share of an Option on the Date of Grant in either cash or such consideration as the holders of Common Stock of the Company are receiving in the Change of Control transaction or (iii) upon not less than 7 days written notice to all holders of Options, cause all Options to terminate immediately prior to the effective time of the Change of Control, and if the Board elects, accelerate the Vesting of any or all Options not then vested. Options granted under another plan shall not be substantially similar unless the shares acquired through the exercise of such options are readily tradable on an established securities market.

No Awards under the Plan shall be granted more than ten (10) years after the Effective Date of the Plan.”

2. The Plan is hereby ratified, confirmed and approved as amended hereby.

CECO ENVIRONMENTAL CORP.

By:

Date:                     , 2009

B-1

CECO ENVIRONMENTAL CORP.

3120 Forrer Street

Cincinnati, Ohio 45209

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Phillip DeZwirek and Jason DeZwirek, and each of them individually (each with full power to act alone), as proxy or proxies of the undersigned, with full power of substitution, and hereby authorizes each of them, to represent and vote, as designated on the reverse, all shares of Common Stock of CECO Environmental Corp. (the “Company”) held of record by the undersigned on April 7, 2009 at the Annual Meeting of Stockholders to be held at the Sheraton Cincinnati Airport Hotel, 2826 Terminal Drive, Hebron, Kentucky 41048, on May 21, 2009, at 10:30 a.m. or at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present at the Annual Meeting.

The Board recommends a vote FOR each of the proposals. If any other business is properly presented at the Annual Meeting, this proxy shall be voted in accordance with the judgment of the proxy holder(s).

(Continued and To Be Signed on the Reverse Side.)

ANNUAL MEETING OF STOCKHOLDERS OF

CECO ENVIRONMENTAL CORP.

May 21, 2009

Please date, sign and mail

your proxy card in the envelope provided as soon

as possible.

iPlease detach along perforated line and mail in the envelope provided. i

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR”

PROPOSALS NO. 2, 3 and 4.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN

BLUE OR BLACK INK AS SHOWN HERE [ x ]

(1) ELECTION OF DIRECTORS				(4) PROPOSAL NO. 4 BDO Seidman, LLP
			Nominees:	as the Independent Registered Public Accounting Firm	For	Against	Abstain
☐ FOR ALL NOMINEES		O	Richard J. Blum		☐	☐	☐
		O	Arthur Cape
		O	Jason DeZwirek
☐ WITHHOLD AUTHORITY		O	Phillip DeZwirek
FOR ALL NOMINEES		O	Thomas J. Flaherty	PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE
		O	Ronald E. Krieg
☐ FOR ALL EXCEPT		O	Donald A. Wright
(see instructions below)
(2) PROPOSAL NO. 2 Approval of Employee Stock Purchase Plan
	For	Against	Abstain
	☐	☐	☐
(3) PROPOSAL NO. 3 Approval of First Amendment to 2007
Equity Incentive Plan	For	Against	Abstain
	☐	☐	☐

INSTRUCTIONS:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold as shown here: —

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.    ☐

Important Notice Regarding the Availability of Proxy Materials for the Stockholders Meeting to Be Held on May 21, 2009 — our Annual Report to Stockholders and the Proxy Statement are available at www.cecoenviro.com/CECO/InvestorInformation.html

Signature of Stockholder:	Date:	Signature of Stockholder	Date:

NOTE:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.